      As filed with the Securities and Exchange Commission on May 28, 1999
                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-4
                             REGISTRATION STATEMENT

                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                       HYPERION TELECOMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                     4813                    25-1669404
    (State or other           (Primary Standard           (I.R.S. Employer
    jurisdiction of               Industrial            Identification No.)
    incorporation or         Classification Code
     organization)                 Number)


                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                 (814) 274-9830
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                 JAMES P. RIGAS
                            CHIEF EXECUTIVE OFFICER
                       HYPERION TELECOMMUNICATIONS, INC.
                              MAIN AT WATER STREET
                        COUDERSPORT, PENNSYLVANIA 16915
                                 (814) 274-9830
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:
                       CARL E. ROTHENBERGER, JR., ESQUIRE
                               BUCHANAN INGERSOLL
                            PROFESSIONAL CORPORATION
                          21ST FLOOR, 301 GRANT STREET
                         PITTSBURGH, PENNSYLVANIA 15219
                                 (412) 562-8800

   APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                                                           Proposed
                                                             Proposed      maximum
                                                             maximum      aggregate    Amount of
          Title of each class of              Amount to   offering price   offering   registration
        securities to be registered         be registered  per unit(1)     price(1)       fee
--------------------------------------------------------------------------------------------------
12% Senior Subordinated Notes Due 2007....  $300,000,000       100%      $300,000,000   $83,400
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2).

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                       Subject To Completion
                                                       Dated May 28, 1999


                               Offer to Exchange
                     12% Senior Subordinated Notes due 2007
                                      for
       any and all of the existing 12% Senior Subordinated Notes due 2007

                       HYPERION TELECOMMUNICATIONS, INC.

                                        NEW NOTES
THE EXCHANGE OFFER

 .  The exchange offer expires 5:00      .  The new 12% Senior Subordinated
   p.m., New York City time,               Notes will evidence the same debt as
           , 1999, unless extended         the existing 12% Senior Subordinated
   by us.                                  Notes and will be entitled to the
                                           benefits of the same Indenture.

 .  You may withdraw tenders of          .  The terms of the new 12% Senior
   outstanding 12% Senior                  Subordinated Notes will be
   Subordinated Notes any time prior       substantially identical to the
   to 5:00 p.m., New York City time        currently outstanding 12% Senior
   on the last day of the exchange         Subordinated Notes, except for
   offer.                                  transfer restrictions and
                                           registration rights that relate to
 .  The exchange offer is subject to        the existing 12% Senior Subordinated
   customary conditions which are          Notes.
   described more fully in this
   prospectus and the accompanying      .  We believe, based on interpretations
   letter of transmittal.                  made by the SEC staff with respect
                                           to similar transactions, that with
                                           some exceptions, you may offer for
                                           resale, resell, or otherwise
                                           transfer the new 12% Senior
                                           Subordinated Notes without
                                           compliance with registration and
                                           prospectus delivery requirements of
                                           the Securities Act of 1933.

 .  We will exchange all outstanding     .  We will not list the new 12% Senior
   12% Senior Subordinated Notes           Subordinated Notes on any exchange
   that are validly tendered and not       or in any automated quotation
   validly withdrawn.                      system. Therefore, there may not be
                                           any active trading market for them.
 .  We will not receive any proceeds
   from the
   exchange offer.

   You should carefully review the "Risk Factors" beginning on page 7 for a discussion of things you should consider before participating in the exchange offer.

                               ----------------

   Neither the SEC nor any state securities commission has approved or disapproved of the new 12% Senior Subordinated Notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   The information in the prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

                               ----------------

                 The date of this Prospectus is        , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 Summary..................................................................   2
 Risk Factors.............................................................   7
 Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends...............................................................  21
 The Exchange Offer.......................................................  22
 Use of Proceeds..........................................................  33
 Description of the Notes.................................................  34
 Certain Federal Income Tax Considerations................................  73
 Plan of Distribution.....................................................  76
 Where You Can Find More Information......................................  76
 Legal Matters............................................................  78
 Experts..................................................................  78

                                    SUMMARY

   "We," "our," "ours," "us" or "Hyperion" means Hyperion Telecommunications, Inc. together with its majority-owned subsidiaries, except where the context otherwise requires. Unless the context otherwise requires, references to the networks mean the telecommunications networks in operation or under construction owned as of March 31, 1999 which are wholly and majority-owned subsidiaries of Hyperion or joint ventures managed by Hyperion and in which Hyperion holds less than a majority equity interest with one or more other partners, and the additional networks under development as of such date. The following summary contains basic information about this exchange offer. This summary may not contain all the information that may be important to you. You should read the entire prospectus and those documents incorporated by reference into this document, including the risk factors, financial data and related notes, before making an investment decision or participating in the exchange offer.

                                    Hyperion

   We are a large competitive local exchange carrier in the eastern United States. This means that we provide our customers with alternatives to the incumbent local telephone company for local telephone and telecommunications services. Hyperion's telephone operations are referred to as being facilities based, which means we generally own a large portion of the local telecommunications networks and facilities we use to deliver these services, rather than leasing or renting the use of another party's networks to do so. We offer a full range of communications services to customers that include businesses, governmental and educational end users and other telecommunications service providers throughout the eastern United States. Our communications services include local switch dial tone (also known as local phone service), long distance service, high speed data services, and Internet connectivity. The customer has a choice of receiving these services individually or as part of a bundle of services. In order to take advantage of the improved economic returns from providing services over our own network system, we are in the process of significantly expanding the reach of our network system. This network system expansion includes the purchase, lease or construction of fiber optic network facilities in more than 50 new markets and the interconnection of all of our existing and new markets with our own fiber optic network facilities. As of March 31, 1999, we managed and operated telecommunications networks serving 39 metropolitan statistical areas. Hyperion's Class A common stock is quoted on the Nasdaq National Market under the symbol "HYPT."

                               The Exchange Offer

   On March 2, 1999, we completed private offerings of a total of $300,000,000 of 12% Senior Subordinated Notes due 2007. We will refer to these 12% Senior Subordinated Notes as old notes in this prospectus. When we refer to the 12% Senior Subordinated Notes due 2007 that we are offering in exchange for the old notes, we will call them new notes. When we refer to the old notes and the new notes together, we will call them the notes. When we refer to the registration rights agreement we are referring to the registration rights agreement dated March 2, 1999 between Hyperion and the initial purchasers of the old notes.

   You are entitled to exchange in the exchange offer your outstanding old notes for registered new notes. We believe that the new notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to some conditions. For more information you should read "Description of the Notes." You should also read the discussion under the headings "Summary of the Terms of the Exchange Offer" and "The Exchange Offer" for further information regarding the exchange offer and resale of the notes.

                   Summary of the Terms of the Exchange Offer

   The exchange offer relates to the exchange of up to $300,000,000 aggregate principal amount of outstanding 12% Senior Subordinated Notes for an equal aggregate principal amount of new 12% Senior Subordinated Notes. All of the new notes will be obligations of Hyperion entitled to the benefits of the Indenture governing the outstanding old notes. When we refer to the Indenture in this prospectus, we are referring to the Indenture, dated March 2, 1999, between Hyperion and the Bank of Montreal Trust Company, as Trustee. The form and terms of the new notes are identical in all material respects to the form and terms of the outstanding old notes, except that the new notes do not have transfer restrictions and they have been "registered" under the Securities Act, and therefore are not entitled to the benefits of the registration rights granted under the registration rights agreement.

   Securities Offered     .  Up to $300,000,000 aggregate principal amount of
                             12% Senior Subordinated Notes.

                          . Terms of the new notes and the old notes are substantially identical in all material respects, except for transfer restrictions, registration rights and liquidated damage provisions which apply to the old notes but not to the new notes.

   The Exchange Offer     .  We are offering to exchange $1,000 principal
                             amount of the new notes for each $1,000 principal amount of old notes. You should read "The Exchange
                             Offer" for a detailed description of the procedures for tendering old notes.

                          . The exchange offer satisfies the registration obligations of Hyperion under the registration rights agreement. When the exchange offer is completed, holders of old notes that were not prohibited from participating in the exchange offer and that did not tender their old notes will not have any registration rights under the registration rights agreement with respect to their non-tendered old notes. Accordingly, non-tendered old notes will continue to be subject to the restrictions on transfer contained in the legend on them.

Tenders; Expiration       .  The exchange offer will expire at 5:00 p.m., New
Date;                        York City time, on        , 1999, or, if we elect
Withdrawal; Exchange         to extend the exchange offer, such later date and
Date                         time to which it is extended. However, we cannot
                             extend the exchange offer beyond 30 business days from the date of this prospectus.

                          . You may withdraw your tender of old notes and retender at any time prior to the expiration of the exchange offer.

                          . Any old notes not accepted for exchange for any reason will be returned without expense to you as promptly as practicable after the expiration or termination of the exchange offer. Your old notes will be accepted for exchange, if properly tendered and not withdrawn, for new notes on the first business day following the last day of the exchange offer or as soon as practicable thereafter. We refer to this date of acceptance as the exchange date.

Accrued Interest on the   .  Each new note will bear interest from the most
New Notes                    recent date to which interest has been paid on the
                             old notes or, if no such payment has been made, from March 2, 1999.

Federal Income Tax        .  The exchange offer will not result in any income,
Considerations               gain or loss to the holders of notes or to us for
                             federal income tax purposes. For more information you should read "Certain Federal Income Tax
                             Considerations."

Use of Proceeds           .  We will not receive any proceeds from the exchange
                             offer.

Exchange Agent            .  Bank of Montreal Trust Company, the Trustee under
                             the Indenture is the exchange agent for the exchange offer.

          Consequences of Exchanging or Failure to Exchange Old Notes
                         Pursuant to the Exchange Offer

Holders that are not Broker-Dealers

  . Generally, if you are not an "affiliate" of Hyperion within the meaning of Rule 405 under the Securities Act, upon the exchange of your old notes for new notes pursuant to the exchange offer, you will be able to offer your new notes for resale, resell your new notes and otherwise transfer your new notes without compliance with the registration and prospectus delivery provisions of the Securities Act.

  . This is true so long as you have acquired the new notes in the ordinary course of your business, you have no arrangement with any person to participate in a distribution of the new notes and neither you nor any other person is engaging in or intends to engage in a distribution of the new notes.

Holders that are Broker-Dealers

  . A broker-dealer who acquired old notes directly from us cannot exchange those old notes in the exchange offer.

  . Otherwise, each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. You should read "Plan of Distribution" for a more detailed discussion of these requirements.

Failure to Exchange

  . Upon consummation of the exchange offer, holders that were not prohibited from participating in the exchange offer and did not tender their old notes will not have any registration rights under the registration rights agreement with respect to their nontendered old notes. Accordingly, nontendered old notes will continue to be subject to the significant restrictions on transfer contained in the legend on them.

                        Summary Description of the Notes

Maturity Date             .  November 1, 2007.

Interest Payment Dates    .  May 1 and November 1 each year commencing May 1,
                             1999.

Subordination             .  These notes are senior subordinated debt.

                          .  They rank behind all current and future
                             indebtedness (other than trade payables), except indebtedness that expressly provides that it is not senior to these notes.

                          As of March 31, 1999, these notes were:
                             . subordinated to $478.5 million of our senior debt, and
                             . effectively subordinated to $83.8 million of liabilities of our subsidiaries and joint ventures.

Optional Redemption       .  On or after November 1, 2003, we may redeem some
                             or all of the notes at any time at the redemption prices listed in the section "Description of the Notes" under the heading "Optional Redemption."
                             Before May 1, 2002, we may redeem up to $75.0 million of the notes with the proceeds of certain
                             Qualified Equity Offerings at the price listed in the section "Description of the Notes" under the heading "Optional Redemption."

Mandatory Offer to        .  If we sell certain assets or experience specific
Repurchase                   kinds of changes of control, we must offer to
                             repurchase the notes at the prices listed in the section "Description of the Notes."

Basic Covenants of        .  We will issue the new notes under the same
Indenture                    indenture with Bank of Montreal Trust Company that
                             governed the old notes. The indenture, among other things, restricts our ability and the ability of our subsidiaries and joint ventures to:

                             .  borrow money;
                             .  pay dividends on stock or purchase stock;
                             .  make investments;
                             .  use assets as security in other transactions;
                                and
                             . sell certain assets or merge with or into other companies.

                          For more details, see the section "Description of the Notes" under the heading "Certain Covenants."

Registration Rights       .  Hyperion entered into the registration rights
                             agreement with the initial purchasers of the old notes. In that agreement, Hyperion agreed to file a registration statement, of which this prospectus is a part, with respect to the exchange offer. You should read "Description of the Notes-Registration
                             Rights; Liquidated Damages" for a more detailed description.

                                  RISK FACTORS

   Prospective participants in the exchange offer should consider all of the information contained in this prospectus in connection with the exchange offer. In particular, prospective participants should consider the following things before deciding to participate.

What Happens If You Fail   Upon the completion of the exchange offer, if you
To Exchange Your Old       were not prohibited from participating in the
Notes For New Notes        exchange offer and you did not tender your old
                           notes, you will no longer have any registration rights with respect to the old notes you still hold. These old notes are privately placed securities and will remain subject to the restrictions on transfer contained in the legend on the notes. In general, you cannot sell or offer to sell the old notes without these restrictions, unless the old notes are registered under the Securities Act and applicable state securities laws. We do not intend to register the old notes under the Securities Act.

                              We believe, based on SEC staff interpretations
                           with respect to other transactions like the one described in this prospectus, the new notes issued as part of the exchange offer may be offered for resale, resold and otherwise transferred by any holder, other than a holder that is an "affiliate" of Hyperion within the meaning of Rule 405 under the Securities Act, without compliance with the prospectus delivery provisions of the Securities Act. This is true so long as the new notes are acquired in the ordinary course of the holder's business, the holder does not have any arrangement or understanding with anyone to participate in the distribution of the new notes and neither the holder nor anyone else is or intends to engage in a distribution of the new notes.

                              A broker-dealer that acquires new notes for its
                           own account in the exchange offer for old notes must acknowledge that it will deliver a prospectus in connection with any resale of new notes. The letter of transmittal states that by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of the new notes received in exchange for the old notes acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the exchange date or, if earlier, until all participating broker-dealers have so resold. You should read "Plan of Distribution" for more information.

High Level Of Indebtedness Hyperion has a substantial amount of debt. We borrowed this money to purchase and to expand our telecommu- nications systems and other operations and, to a lesser extent, for investments and loans to our affiliates. At March 31, 1999, our indebtedness and redeemable preferred stock totaled approximately $1,083,182,000. This included approximately:









  As of March 31, 1999,    .  $228,531,000 of 13% senior discount notes due
we owed approximately         2003;
$1.1 billion. Our high
level of indebtedness      .  $250,000,000 of 12 1/4% senior secured notes due
can have important            2004 which are secured by the equity we own in
adverse consequences to       some of our telephone networks;
us and to you.
                           .  $300,000,000 of the old notes; and

                           . $236,293,000 of redeemable preferred stock due October 15, 2007.

                           We will have to start funding cash payments on these debts as follows:



  Commencing 1999 we       .  commencing May 1, 1999--semi-annual interest
will have to begin            payments of approximately $18,000,000 on the
funding substantial cash      notes;
payments.
                           .  commencing March 1, 2001--semi-annual interest
                              payments of approximately $15,300,000 on our 12
                              1/4% senior secured notes due 2004;

                           . commencing October 15, 2001--semi-annual interest payments of approximately $19,800,000 on our 13% senior discount notes due 2003;

                           . commencing October 15, 2002--quarterly cash dividends of approximately $12,200,000 on our redeemable preferred stock.

This could affect our      Our high level of indebtedness can have important
ability to invest in our   adverse consequences to us and to you. In the
business in the future     future it will require that we spend a substantial
as well as to our          portion of the cash we get from our business to
ability to react to        repay the principal and interest on these debts.
changes in our industry    Otherwise, we could use these funds for general
or economic downturns.     corporate purposes or for capital improvements. Our
                           ability to obtain new loans for working capital, capital expenditures, acquisitions or capital improvements may be limited by our current level of debt. In addition, having such a high level of debt could limit our ability to react to changes in our industry and to economic conditions generally and may put us at a competitive disadvantage to competitors who have lower debt levels.

The Notes Are Subordinated The new notes will be subordinated in right of
To Our Other Borrowings    payment to all of our current and future senior
                           debt. Upon any distribution to our creditors in a liquidation or dissolution of Hyperion or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full before any payment may be made with respect to the notes. In the event of a bankruptcy, liquidation or reorganization of Hyperion, holders of the notes will participate ratably with all holders of subordinated indebtedness of Hyperion that is deemed to be of the same class as the notes, and potentially with all other general creditors of Hyperion, based upon the respective amounts owed to each holder or creditor, in the remaining assets of Hyperion. We cannot guarantee that there would be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than the holders of senior debt. In addition, under the subordination provisions of the Indenture, payments that would otherwise be made to holders of the notes will instead be paid to holders of senior debt under certain circumstances. As a result of these provisions, our other creditors, including trade creditors that are not holders of senior debt may recover more, ratably, than the holders, of the notes. As of March 31, 1999, the aggregate amount of our senior debt was approximately $478.5 million.

   In the event of a       In addition, the subordination provisions of the
bankruptcy, you may        Indenture will provide that payments with respect
receive less than other    to the notes will be blocked in the event of a
creditors because senior   payment default on designated senior debt, as
creditors are entitled to defined in the Indenture, including our 13% senior be paid in full before you discount notes and 12 1/4% senior secured notes,
receive any payment.       and may be blocked for up to 179 days each year in
                           the event of non-payment defaults on such designated senior debt.

   Senior creditors also   The Indenture will permit us and our subsidiaries
have the right upon a      to borrow substantial additional amounts, including
default under their loan   senior debt, in the future.
agreements to block
payments being made to
you.

Our Business Requires      Our business requires substantial additional
Substantial Additional     financing on a continuing basis for capital
Financing And If We Do     expenditures and other purposes including:
Not Obtain That
Financing, We May Not Be   .  installing additional electronics and computers
Able to Expand Our            in our telephone networks that route a telephone
Networks, Offer               caller to the number he or she dialed,
Services, Make Payments
When Due or Refinance      .  expanding our Network Operations and Control
Existing Debt.                Center and improving our existing telephone
                              networks,

                           . designing, constructing and developing, or acquiring, new telephone networks,

                           . continued purchasing of our partners' interests in the telephone networks we do not wholly own, and

                           . scheduled principal and interest payments on our debt.

                           There can be no guarantee that we will be able to issue additional debt or sell stock or other additional equity on satisfactory terms, or at all, to meet our future financing needs.

We Have Had Large Losses   We have incurred substantial net losses for each
And We Expect This To      year of operations since our inception in 1991. Our
Continue                   recent net losses applicable to our common
                           stockholders were approximately as follows:

                           .  fiscal year ended March 31, 1996--$13,620,000;

                           .  fiscal year ended March 31, 1997--$30,547,000;

                           .  fiscal year ended March 31, 1998--$81,491,000;
                              and

                           .  nine months ended December 31, 1998--
                              $95,302,000.

   Our earnings have       Our earnings could not pay for our combined fixed
been insufficient to pay   charges and preferred stock dividends during these
for our fixed charges      periods by the amounts set forth in the table
and preferred stock        below.
dividends

                                                          Earnings
                                                         Deficiency
                                                        ------------
                 . fiscal year ended March 31, 1997     $ 30,288,000
                 . fiscal year ended March 31, 1998     $ 85,762,000
                 . nine months ended December 31, 1998  $105,525,000
                 . three months ended March 31, 1999    $ 46,895,000

   If we cannot            Historically, we have depended on getting
refinance our debt or      additional borrowings and selling equity to meet
obtain new loans, we       our cash needs. Although in the past we have been
would likely have to       able to obtain additional borrowings and sell
consider various options   equity, there can be no guarantee that we will be
such as the sale of        able to do so in the future or that the cost to us
additional equity or       or the other terms which would affect us would be
some of our assets to      as favorable to us as our current indentures. The
meet the principal and     covenants in our indentures for our current debt
interest payments we       limit our ability to borrow more money.
owe, negotiate with our
lenders to restructure
existing loans or
explore other options
available under
applicable laws
including those under
reorganization or
bankruptcy laws. We
cannot guarantee that
any options available to
us would enable us to
repay our debt in full.

Holding Company            Hyperion directly owns no significant assets other
Structure                  than stock, partnership interests, equity and other
                           interests in its operating companies. Hyperion does
   Hyperion depends on     not receive cash flow from operations except to the
its subsidiaries' and      extent that its operating companies pay management
joint ventures' cash       fees or make distributions to it. In the event of
payments and               an insolvency of an operating company, creditors of
distributions to fund      that operating company would be entitled to be paid
its cash needs.            in full before dividends or other distributions
                           would be made to Hyperion. In addition, Hyperion does not own a controlling interest in some of these operating companies. This business structure creates risks regarding Hyperion's obtaining cash from its business operations which could adversely affect its ability to repay the interest and principal which it owes, to get new loans, to fund future development of existing networks and new networks and to pay cash dividends to its common stockholders in the future.

New Service Acceptance     We are in the process of introducing a number of
By Customers               services, primarily local exchange services, that
                           we believe are important to our long-term growth.
                           The success of these services will be dependent upon, among other things, the willingness of customers to accept us as a new provider of such new telecommunications services. There is no guarantee that this acceptance will occur, and the lack of this acceptance could have a material adverse effect on Hyperion.

Risks From Rapid Expansion We are in a period of rapid expansion which we believe will continue and may even accelerate in the foreseeable future. The operating complexity of Hyperion, as well as the responsibilities of management personnel, have increased as a result of this expansion. Our ability to manage this growth effectively will require us to continue to expand and improve our operational and financial systems and to expand, train and manage our employee base. In addition, Hyperion and its operating companies have significantly increased, and intend to continue, the hiring of additional sales and marketing personnel. We cannot guarantee that these new personnel will be successfully integrated into Hyperion or the operating companies or that we can hire a sufficient number of qualified personnel. Our inability to effectively manage the hiring of additional personnel and expansion could have a material adverse effect on our business and results of operations.

Control By Adelphia        As of March 31, 1999, Adelphia Communications
                           Corporation beneficially owned shares representing
   Adelphia can control    about 66% of the total number of outstanding shares
and can transfer control   of both classes of our common stock and about 90%
of stockholder decisions   of the total number of outstanding shares of our
on very important          Class B common stock. As a result of Adelphia's
matters.                   stock ownership, Adelphia has the power to elect
                           all of our directors. In addition, Adelphia could control stockholder decisions on other matters such as amendments to our Certificate of Incorporation and Bylaws, and mergers or other fundamental corporate transactions. Adelphia could also transfer control of Hyperion to an unrelated third person by transferring our Class B common stock.

There Are Potential        Adelphia's activities could present a conflict of
Conflicts Of Interest      interest with us, such as pursuing business
Between Hyperion And       opportunities in the telecommunications industry.
Adelphia                   In addition, there have been and will continue to
                           be transactions between us and Adelphia or the other entities or persons they own or have affiliations with. Our debt indentures contain covenants that place some restrictions on transactions between us and our affiliates.

Need To Obtain Permits     We expect that in connection with our planned
And Rights-of-Way          construction and development of new networks that
                           we must obtain and maintain permits and rights-of-way for the cabling needed to develop and operate such networks. In addition, we may require pole attachment or conduit use agreements with incumbent local exchange carriers, utilities or other local exchange carriers to operate existing networks and new networks. There is no guarantee that Hyperion, its operating companies, its local partners, or Adelphia will be able to obtain new permits and rights-of-way, pole attachment and conduit use, to maintain existing permits and rights-of-way or to obtain and maintain the other permits and rights-of-way needed to develop and operate existing networks and new networks. Failure to obtain or maintain necessary permits, rights-of-way and agreements could have a material adverse effect on Hyperion's ability to operate and expand its networks.

                           In addition, the amount of lease payments made by our operating companies could be affected by the costs our local partners incur for attachments to poles, or use of conduit, owned by incumbent local exchange carriers or electric utilities. Various state public utility commissions and the FCC are reviewing whether use of local partner facilities for telecommunications purposes (as occurs when our operating companies lease fiber optic capacity from local partners) should entitle incumbent local exchange carriers and electric utilities to raise pole attachment or conduit occupancy fees. Such increased fees could result in an increase in the amount of the lease payments made by our operating companies to the local partners and could have a significant adverse impact on the profitability of our operating companies and our results of operations.

Competition                In each of our markets, the competitive local
                           exchange carrier services offered by us compete
   Hyperion's operations   principally with the services offered by the
are subject to risk        incumbent local telephone exchange carrier company
because Hyperion           serving that area. Local telephone companies have
competes principally       long-standing relationships with their customers,
with established local     have the potential to subsidize competitive
telephone companies that   services from monopoly service revenues, and
have long-standing         benefit from favorable state and federal
utility relationships      regulations. The merger of Bell Atlantic and NYNEX
with their customers and   created a very large company whose combined
pricing flexibility for    territory covers a substantial portion of our
local telephone            markets. Other combinations are occurring in the
services.                  industry, which may have a material adverse effect
                           on us.

                           We think that local telephone companies will gain increased pricing flexibility from regulators as competition increases. Our operating results and cash flow could be materially and adversely affected by actions by regulators, including permitting the incumbent local telephone companies in our markets to do the following:

                           .  lower their rates substantially;

                           . engage in aggressive volume and term discount pricing practices for their customers; or

                           . charge excessive fees to us for interconnection to the incumbent local telephone company's networks.

                           The regional Bell operating companies can now
   If the regional Bell    obtain regulatory approval to offer long distance
telephone companies        services if they comply with the interconnection
could get regulatory       requirements of the federal Telecommunications Act
approval to offer long     of 1996. To date, the FCC has denied the requests
distance service in        for approval filed by regional Bell operating
competition with our       companies in our operating areas. However, an
significant customers,     approval of such a request could result in
some of our major          decreased market share for the major long distance
customers could lose       carriers which are among our significant customers.
market share.              This could have a material adverse effect on us.

   The regional Bell       Some of the regional Bell operating companies have
telephone companies        also recently filed petitions with the FCC
continue to seek other     requesting waivers of other obligations under the
regulatory approvals       federal Telecommunications Act of 1996. These
that could significantly   involve services we also provide such as high speed
enhance their              data, long distance, and services to Internet
competitive position       Service Providers. If the FCC grants the regional
against us.                Bell operating companies' petitions, this could
                           have a material adverse effect on us.

   Potential competitors   Our potential competitors include other competitive
to our                     local exchange carriers, incumbent local telephone
telecommunications         companies which are not subject to regional Bell
services include the       operating companies' restrictions on offering long
regional Bell telephone    distance service, AT&T, MCIWorldCom, Sprint and
companies, AT&T,           other long distance carriers, cable television
MCIWorldCom and Sprint,    companies, electric utilities, microwave carriers,
electric utilities and     wireless telecommunications providers and private
other companies that       networks built by large end users. Both AT&T and
have advantages over us.   MCIWorldCom have announced that they have begun to
                           offer local telephone services in some areas of the country, and AT&T recently announced a new wireless technology for providing local telephone service.
                           AT&T and Tele-Communications, Inc. also recently merged. Although we have good relationships with the long distance carriers, they could build their own facilities, purchase other carriers or their facilities, or resell the services of other carriers rather than use our services when entering the market for local exchange services.

                           Many of our current and potential competitors, particularly incumbent local telephone companies, have financial, personnel and other resources substantially greater than our resources, as well as other competitive advantages over us.

We Are Subject To          The federal Telecommunications Act of 1996
Extensive Regulation       substantially changed federal, state and local laws
                           and regulations governing telecommunications
   The federal Telecom-    businesses. This law could materially affect the
munications Act of 1996    growth and operation of the telephone industry and
may have a significant     the services we provide. There are numerous
impact on our              rulemakings that have been and continue to be
businesses.                undertaken by the FCC which will interpret and
                           implement the provisions of this law. Furthermore, portions of this law have been, and likely other portions will be, challenged in the courts. In addition, the federal Telecommunications Act of 1996 removes entry barriers for all companies and could increase substantially the number of competitors offering comparable services in our markets or potential markets. We cannot predict the outcome of such rulemakings or lawsuits or the short- and long-term effect, financial or otherwise, of this law and FCC rulemakings on us.
                           Furthermore, we cannot guarantee that rules adopted by the FCC or state regulators or other legislative or judicial initiatives relating to the telecommunications industry will not have a material adverse effect on us.

                           Although the federal Telecommunications Act of 1996 requires local telephone companies to interconnect with and sell services to us, these interconnection agreements may have short terms, requiring us renegotiate them repeatedly. Local telephone companies may not provide timely or adequate service to us which would impair our reputation with customers who could easily change back to using the local telephone company. In addition, the prices we pay in these agreements may be subject to significant increases if state public utility commissions establish prices to pass on to competitive local exchange carriers part of the cost of providing universal service.

                           Our operating companies that provide intrastate services are also generally subject among other matters to certification and tariff filing requirements by state regulators. Challenges to our tariffs and certificates by third parties or by the states could cause us to incur substantial legal and administrative expense.

Risks Arising From Our     Most of our operating companies' local partner
Joint Ventures             agreements contain mandatory buy/sell provisions
                           that, after a period of years, can be initiated by
   Mandatory Buy/Sell      either partner and result in one partner purchasing
Proceedings                all of the other partner's interests. There can be
                           no guarantee that we can continue in partnership with our current local partners, or any other partner, in our respective markets, or that we will have sufficient funds to purchase the partnership interest of a local partner who starts the buy/sell process, which would force us to sell our interests to the local partner.

   Termination of a        The bankruptcy or insolvency of a local partner or
Local Partner agreement    an operating company could result in the
                           termination of that local partner agreement and the related fiber lease agreement. The effect of such terminations could be materially adverse to us.
                           Similarly, all of our management agreements, and some of our local partner and fiber lease agreements can be terminated by a local partner at various times during the next seven years. There can be no guarantee that a local partner will not seek to terminate one or more of these agreements.
                           The termination of any of these agreements could materially adversely affect us. In addition, the failure of a local partner to make required capital contributions could have a material adverse effect on us. We expect that some of the operating companies may begin to incur substantial indebtedness in the foreseeable future.

Risks Related To Local     Local multipoint distribution service is a new
Multipoint Distribution    service, and major telecommunications equipment
Service Strategy           manufacturers have yet to introduce products for
                           the local multipoint distribution service frequency band. As a result, no wireless local loop systems are currently operating under local multipoint distribution service, and implementation of such systems could be subject to unforeseen delays, costs and possible quality and implementation issues. Material aspects of our local multipoint distribution service implementation strategy are still being developed and defined, and there can be no guarantee that we will develop and implement a successful and profitable local multipoint distribution service strategy, or that implementation of our local multipoint distribution service strategy will not involve substantial cost.

Rapid Technological        The telecommunications industry is subject to rapid
Change                     and significant changes in technology. While we
                           believe that for the foreseeable future these changes will neither materially affect the continued use of fiber optic telecommunications networks nor materially hinder our ability to acquire necessary technologies, the effect of technological changes on our business cannot be predicted. Thus, there can be no guarantee that technological developments will not have a material adverse effect on us.

Year 2000 Issues Present   The year 2000 issue refers to the inability of
Risks To Our Business      computerized systems and technologies to recognize
Operations In Several      and process dates beyond December 31, 1999. This
Ways                       could present risks to the operation of our
                           business in several ways. Our computerized business applications that could be adversely affected by the year 2000 issue include:

                           . information processing and financial reporting systems,

                           .  customer billing systems,

                           .  customer service systems,

                           . telecommunication transmission and reception systems, and

                           .  facility systems.

                           System failure or miscalculation could result in an inability to process transactions, send invoices, accept customer orders or provide customers with products and services. Although we are evaluating the impact of the year 2000 issue on our business and are seeking to implement necessary solutions, this process has not been completed.

                           There can be no assurance that the systems of other companies on which our systems rely will be year 2000 ready or timely converted into systems compatible with our systems. Our failure or a third-party's failure to become year 2000 ready, or our inability to become compatible with third parties with which we have a material relationship, may have a material adverse effect on us, including significant service interruption or outages; however, we cannot currently estimate the extent of any such adverse effects.

Dependence Upon Network    Our success in marketing our services to business
Infrastructure, Risk Of    and government users requires that we provide
System Failure Or          superior reliability, capacity and security through
Security Breach            our network infrastructure. Our networks are
                           subject to physical damage, power loss, capacity limitations, software defects, breaches of security
                           (by computer virus, break-ins or otherwise) and other factors, any of which may cause interruptions in service or reduced capacity for our customers.
                           Interruptions in service, capacity limitations or security breaches could have a material adverse effect on us.

Dependence On Key          Our growth strategy depends in large part on our
Personnel                  ability to attract and retain key management,
                           marketing and operations personnel. Currently, our business is managed by a small number of management and operating personnel with certain other services, including financial and certain accounting services, provided by Adelphia. There can be no assurance that we will attract and retain the qualified personnel needed to manage, operate and further develop our business. In addition, the loss of the services of any one or more members of our senior management team could have a material adverse effect on Hyperion.

Dependence On Business     For the nine months ended December 31, 1998 and the
From Interexchange         three months ended March 31, 1999, approximately
Carriers                   41% and 42%, respectively, of the operating
                           companies' combined revenues were attributable to access services provided to MCIWorldCom, AT&T and other interexchange carriers. The loss of access revenues from interexchange carriers in general or the loss of MCIWorldCom or AT&T as a customer could have a material adverse effect on our current revenue stream.

                           In addition, the federal Telecommunications Act of 1996 establishes procedures under which the regional Bell operating companies can obtain authority to compete with the interexchange carriers in the long distance market, which could result in a decreased market share for interexchange carriers. Due to our operating companies' dependence on business from interexchange carriers, any significant loss of market share by the interexchange carriers could have a material adverse effect on us.

We May Not Have The        The Indenture and our other public debt indentures
Resources To Repurchase    contain provisions requiring Hyperion, upon a
The Notes Upon A Change    change of control, to offer to redeem the notes. In
of Control                 the event a change of control occurs, there is no
                           assurance that Hyperion will have the ability to make an offer to redeem the notes, that it will have sufficient funds to repurchase all of the notes or that it would be able to obtain any additional debt or equity financing in an amount sufficient to repurchase the notes.

No Public Market Exists    The notes are new securities for which there is
For The Notes              currently no market. Hyperion does not intend to
                           apply for listing of the notes on any securities exchange or automated quotation system. Although the initial purchasers have advised Hyperion that they currently intend to make a market in the notes, they are not obligated to do so. Therefore, any market making activities may be discontinued at any time without notice. We cannot assure you that any market for the notes will develop, or that that market will provide liquidity for holders of the notes. If a market for the notes does develop, the notes could trade at prices that may be higher or lower than their initial offering price depending upon many factors, including prevailing interest rates, Hyperion's operating results and the markets for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused the prices of securities similar to the notes to fluctuate dramatically. There can be no assurance that, if a market for the notes does develop, that market would not be subject to similar disruption.

Forward-Looking            The statements contained or incorporated by
Statements In This         reference in this prospectus that are not
Prospectus Are Subject     historical facts are "forward-looking statements"
To Risks and               and can be identified by the use of forward-looking
Uncertainties              terminology such as "believes," "expects," "may,"
                           "will," "should," "intends" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.

                           Certain information included or incorporated by reference in this prospectus, is forward-looking, such as information relating to the effects of future regulation, future capital commitments and the effects of competition. These statements appear in a number of places in this prospectus and our most recent Form 10-K and Form 10-Q, including "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief and current expectations of Hyperion and its directors and officers. Such forward-looking information involves important risks and uncertainties that could significantly affect expected results in the future from those expressed in any forward-looking statements made by, or on behalf of, Hyperion. These risks and uncertainties include, but are not limited to, uncertainties relating to Hyperion's ability to successfully market its services to current and new customers, access markets on a nondiscriminatory basis, identify, design and construct fiber optic networks, install cable and facilities (including switching electronics), and obtain rights-of-way, building access rights and any required governmental authorizations, franchises and permits, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as risks and uncertainties relating to general economic conditions, the cost and availability of capital, acquisitions and divestitures, government and regulatory policies, the pricing and availability of equipment, materials, and inventories, technological developments, year 2000 issues and changes in the competitive environment in which Hyperion operates. Persons reading this prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

   The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends of Hyperion for the periods indicated. For purposes of calculating the ratio of earnings available to cover combined fixed charges and preferred stock dividends:

  . earnings consist of loss before income taxes and extraordinary items plus fixed charges, excluding capitalized interest, and

  . fixed charges consist of interest, whether expensed or capitalized, plus amortization of debt issuance costs plus the assumed interest component of rent expense.

                     Fiscal Year Ended                       Nine Months Ended Three Months Ended
------------------------------------------------------------ ----------------- ------------------
March 31, 1995  March 31, 1996 March 31, 1997 March 31, 1998 December 31, 1998   March 31, 1999
--------------  -------------- -------------- -------------- ----------------- ------------------
      --              --             --             --              --                 --

   For the years ended March 31, 1995, 1996, 1997 and 1998, the nine months ended December 31, 1998, and the three months ended March 31, 1999, Hyperion's earnings were insufficient to cover its combined fixed charges and preferred stock dividends by approximately $7,700,000, $13,800,000, $30,300,000,
$85,800,000, $105,500,000 and $46,900,000, respectively. Pro forma for the issuance of the old notes, Hyperion's earnings were insufficient to cover its combined fixed charges and preferred stock dividends by approximately $132,500,000 and approximately $55,900,000 for the nine months ended December 31, 1998 and the three months ended March 31, 1999, respectively.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   On March 2, 1999, Hyperion issued $300,000,000 aggregate principal amount of old notes to Salomon Smith Barney, Chase Securities Inc. and First Union Capital Markets, the initial purchasers. We did not register that issuance under the Securities Act. Rather, we relied upon the private placement exemptions under Rule 144A and Section 4(2) of the Securities Act. In connection with the issuance and sale of the old notes, we entered into the registration rights agreement. The registration rights agreement requires us to:

 .  cause the old notes to be registered under the Securities Act; or

 . file with the SEC a registration statement under the Securities Act with respect to the issuance of new notes; and

  . use our best efforts to cause such registration statement to become effective under the Securities Act, and

  . upon the effectiveness of that registration statement, to offer to the holders of the old notes the opportunity to exchange their old notes for a like principal amount of new notes, which will be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act.

   A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The exchange offer is being made pursuant to the registration rights agreement to satisfy our obligations under it.

   Based on no-action letters issued by the staff of the SEC to third parties, we believe that holders of the new notes issued in exchange for old notes may offer for resale, resell and otherwise transfer the new notes, other than any such holder which is an "affiliate" of Hyperion within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true so long as the new notes are acquired in the ordinary course of the holder's business, the holder has no arrangement or understanding with any person to participate in the distribution of the new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. A broker-dealer who acquired old notes directly from Hyperion cannot exchange such old notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on such interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. You should read "Plan of Distribution" for more information.

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, Hyperion will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the last day of the exchange offer. Hyperion will issue a principal amount of new notes in exchange for an equal principal amount of outstanding old notes tendered and accepted in the exchange offer. You may tender some or all of your old notes pursuant to the exchange offer. The date of acceptance for exchange of the old notes for the new notes will be the first business day following the last day of the exchange offer or as soon as practicable thereafter.

   The terms of the new notes and the old notes are substantially identical in all material respects, except for certain transfer restrictions, registration rights and liquidated damages for registration defaults, as more fully described under "Description of the Notes," relating to the old notes which will not apply to the new notes. You should read "Description of the Notes" for more information. The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the Indenture pursuant to which the old notes were issued.

   As of the date of this prospectus, $300,000,000 aggregate principal amount of the old notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the old notes.

   You do not have any appraisal or dissenters' rights under state law or the Indenture in connection with the exchange offer. Hyperion intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Exchange Act and the rules and regulations of the SEC. Old notes which are not tendered and were not prohibited from being tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and to be subject to transfer restrictions, but will not be entitled to any rights or benefits under the registration rights agreement.

   Upon satisfaction or waiver of all the conditions to the exchange offer, on the first business day following the last day of the exchange offer, Hyperion will accept all old notes properly tendered and not withdrawn and will issue new notes in exchange therefor. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we had given oral or written notice to that effect to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the new notes from Hyperion.

   In all cases, we will issue new notes for old notes that are accepted for exchange only after timely receipt by the Exchange Agent of such old notes, a properly completed and duly executed letter of transmittal and all other required documents. We nevertheless reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you desire to exchange, we will return the unaccepted or nonexchanged old notes or substitute old notes evidencing the unaccepted portion, as appropriate, without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

   If you tender old notes in the exchange offer, you will not pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. For more information you should read "Fees and Expenses."

Expiration Date; Extensions; Amendments

   When we use the term expiration date, we mean 5:00 p.m., New York City time,
on              , 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term expiration date means the latest date and time to which we extend the exchange offer. However, we cannot extend the exchange offer beyond 30 business days after the date of this prospectus.

   If we decide to extend the expiration date, we will notify the Exchange Agent of the extension by oral or written notice and will mail to the registered holders an announcement of the extension, prior to 9:00 a.m., New York City time, on the next business day after the then expiration date.

   We reserve the right, in our sole discretion:

  . to delay accepting any old notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "Conditions" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or

  .  to amend the terms of the exchange offer.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the event. If we amend the exchange offer in a manner that we believe constitutes a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of that amendment.

   Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Interest on the New Notes

   New notes will bear interest at the rate of 12% per year, payable semi-annually, in cash, on May 1 and November 1 of each year, from the most recent date to which interest has been paid on the old notes or, if no such payment has been made, from March 2, 1999.

Conditions

   Notwithstanding any other term of the exchange offer, Hyperion will not be required to exchange any new notes for any old notes, and may terminate or amend the exchange offer before the acceptance of any old notes for exchange, if:

  . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which seeks to restrain or prohibit the exchange offer or, in our judgment, would materially impair the ability of us to proceed with the exchange offer, or

  . any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule, order or regulation is interpreted, by any government or governmental authority which, in our judgment, would materially impair the ability of us to proceed with the exchange offer, or

  . the exchange offer or its consummation would otherwise violate or be prohibited by applicable law.

   If we determine in our sole discretion that any of these conditions is not satisfied, we may:

  . refuse to accept any old notes and return all tendered old notes to the tendering holders,

  . extend the exchange offer and retain all old notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such old notes to withdraw their tendered old notes, or

  . waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered old notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus that will be distributed to the registered holders, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during such five to ten business day period.

   These conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition or we may waive them in whole or in part at any time, and from time to time, in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by us concerning the events described above shall be final and binding on all parties.

Procedures for Tendering

   The tender of old notes by a holder as set forth below, including the tender of old notes by book-entry delivery pursuant to the procedures of DTC (the Depository Trust Company), and the acceptance thereof by us will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

   Only a holder of old notes may tender old notes in the exchange offer. To tender in the exchange offer, you must:

  . complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile, together with the old notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the expiration date, or

  .  comply with the guaranteed delivery procedures described below.

   Delivery of all documents must be made to the Exchange Agent at its address set forth in this prospectus.

   Please Note:

  . The method of delivery of old notes and the letter of transmittal and all other required documents to the exchange agent is at your election and your risk.

  . Instead of delivery by mail, we recommend that you use an overnight or hand delivery service.

  . In all cases, you should allow sufficient time to assure delivery to the Exchange Agent before the expiration date.

  . You should not send the letter of transmittal or your old notes to Hyperion. You may request your broker, dealer, commercial bank, trust company or nominee to handle the above transactions for you.

   Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, that owner must, prior to completing and executing the letter of transmittal and delivering the owner's old notes, either make appropriate arrangements to register ownership of the old notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined below) unless the old notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by an Eligible Institution, which means a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act.

   If the letter of transmittal is signed by a person other than the registered holder of any old notes listed therein, the old notes must be endorsed or accompanied by a properly completed bond power, which the registered holder has signed as such its name appears on the old notes, with the signature on it guaranteed by an Eligible Institution. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should indicate this when signing, and unless waived by Hyperion, submit evidence satisfactory to Hyperion of their authority to act with the letter of transmittal.

   Any financial institution that is a participant in the book-entry transfer facility, DTC, for the old notes, may make book-entry delivery of old notes by causing DTC to transfer such old notes into the Exchange Agent's account with respect to the old notes in accordance with DTC's procedures for such transfer, including if applicable the procedures under the Automated Tender Offer Program. Such delivery must be accompanied by either:

  . the letter of transmittal or facsimile thereof, with any required signature guarantees, or

  . an Agent's Message, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

   The Exchange Agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer.

   The term "Agent's Message" means a message, transmitted by DTC, received by the Exchange Agent and forming part of a book-entry transfer where a tender is initiated, which states that DTC has received an express acknowledgement from a participant tendering old notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that Hyperion may enforce such agreement against the participant.

   We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes in our discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes for which, in the opinion of our counsel, our acceptance would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither Hyperion, the Exchange Agent nor any other person shall be liable for failure to give notification. We will not deem tenders of old notes to have been made until such defects or irregularities have been cured or waived. If the Exchange Agent receives any old notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived will return these notes, the Exchange Agent will return these notes to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

   In addition, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as set forth above under "Conditions," to terminate the exchange offer and, to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise, with terms of offer or purchase that could differ from the terms of the exchange offer.

   By tendering, you will be representing to us:

  . that the new notes you will acquire are being obtained in the ordinary course of business of the person receiving such new notes, whether or not such person is the holder,

  . that neither you nor any such person has an arrangement or understanding with any person to participate in the distribution of such new notes, and

  . that neither you nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of Hyperion, or that if you are an "affiliate," that you will comply with the registration and prospective delivery requirements of the Securities Act to the extent applicable.

Guaranteed Delivery Procedures

   If you wish to tender your old notes and:

  .  your old notes are not immediately available,

  . you cannot deliver your old notes, the letter of transmittal or any other required documents to the Exchange Agent prior to the expiration date, or

  . you cannot complete the procedures for book-entry transfer of old notes to the Exchange Agent's account with DTC prior to the expiration date.

   You may still complete a tender if:

  .  the tender is made through an Eligible Institution,

  . on or prior to the expiration date, the Exchange Agent receives from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth your name and address, the certificate number(s) of such old notes (if possible) and the principal amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three business trading days after the expiration date,

            . the letter of transmittal (or facsimile thereof) together with the certificate(s) representing the old notes and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the Exchange Agent, or

            . that book-entry transfer of such old notes into the Exchange Agent's account at DTC will be effected and confirmation of such book-entry transfer will be delivered to the Exchange Agent, and

  . the properly completed and executed letter of transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered old notes in proper form for transfer and all other documents required by the letter of transmittal, or confirmation of book-entry transfer of the old notes into the Exchange Agent's account at DTC, are received or deemed to be received by the Exchange Agent within three business trading days after the expiration date.

   Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Terms and Conditions of the Letter of Transmittal

   The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer:

   By tendering your old notes, you exchange, assign and transfer the old notes to us and irrevocably constitute and appoint the Exchange Agent as your agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. You represent and warrant to us and the Exchange Agent that:

  . you have full power and authority to tender, exchange, assign and transfer the old notes and to acquire the new notes in exchange for the old notes,

  . when the old notes are accepted for exchange, we will acquire good and unencumbered title to the old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim,

  . you will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered old notes, and

  . acceptance of any tendered old notes by us and the issuance of new notes in exchange therefor will constitute performance in full by us of our obligations under the registration rights agreement and we will have no further obligations or liabilities thereunder to such holders (except with respect to accrued and unpaid Liquidated Damages, if any). All authority conferred by you as a holder will survive your death or incapacity and all of your obligations will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators of the holder.

   By tendering, you will also certify that you:

  . are not an "affiliate" of Hyperion within the meaning of Rule 405 under the Securities Act or that, if you are an "affiliate," you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  .  are acquiring the new notes in the ordinary course of your business, and

  . have no arrangement with any person or intent to participate in, and you are not participating in, the distribution of the new notes.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

   To withdraw a tender of old notes in the exchange offer, you must send a telegram, telex, facsimile transmission or letter indicating notice of withdrawal which must be received by the Exchange Agent at its address set forth below prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  . specify the name of the person having tendered the old notes to be withdrawn, the Depositor,

  . identify the old notes to be withdrawn (including the certificate number or numbers and principal amount of such old notes),

  . be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee for the old notes register the transfer of such old notes into the name of the person withdrawing the tender, and

  . specify the name in which any such old notes are to be registered, if different from that of the Depositor.

   If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes or otherwise comply with DTC's procedures. Hyperion will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and its determination will be final and binding on all parties. We will deem any old notes so withdrawn to have been not validly tendered for purposes of the exchange offer and we will not issue any new notes with respect thereto unless the old notes so withdrawn are validly retendered. Any old notes you have tendered but which are not accepted for payment will be returned to you without cost as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described above under "Procedures for Tendering" at any time prior to the expiration date.

Untendered Old Notes

   Holders of old notes whose old notes are not tendered or are tendered but not accepted in the exchange offer will continue to hold such old notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto under the Indenture. Following consummation of the exchange offer, the holders of old notes will continue to be subject to the existing restrictions upon transfer thereof and we will have no further obligations to such holders, other than the initial purchaser, to provide for the registration under the Securities Act of the old notes held by them. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

Exchange Agent

   Bank of Montreal Trust Company, the Trustee under the Indenture has been appointed as Exchange Agent of the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail, by          By Facsimile:
  hand or by Overnight Courier:                Bank of Montreal Trust Company
  Bank of Montreal Trust Company               Attention: Reorganization
  Wall Street Plaza                            Department
  88 Pine Street, 19th Floor                   (212) 701-7636
  New York, NY 10005
  Attention: Reorganization Department         Confirm by Telephone:
                                               (212) 701-7624

   Delivery to an address other than as set forth above or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

Fees and Expenses

   We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail; however, we may make additional solicitation by telegraph, telephone or in person by officers, regular employees or agents of Hyperion and its affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of holders in delivering their old notes to the Exchange Agent.

   We will pay the cash expenses we incur in connection with the performance and completion of the exchange offer. These expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

   We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, certificates representing new notes or old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

   Upon consummation of the exchange offer, holders of old notes that were not prohibited from participating in the exchange offer and did not tender their old notes will not have any registration rights under the registration rights agreement with respect to their nontendered old notes and, accordingly, their old notes will continue to be subject to the restrictions on transfer contained in the legend on them. In general, the old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the old notes under the Securities Act. Based on interpretations by the staff of the SEC with respect to similar transactions, we believe that a holder may offer for resale, resell or otherwise transfer the new notes issued pursuant to the exchange offer in exchange for old notes (other than any such holder which is an "affiliate" of Hyperion within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder acquired its new notes in the ordinary course of its business, the holder has no arrangement or understanding with any person to participate in the distribution of such new notes and neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes. If any holder has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to the exchange offer, the holder:

  . could not rely on the applicable interpretations of the staff of the SEC, and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that it will deliver a prospectus in connection with any resale of its new notes. For more information you should read "Plan of Distribution." The new notes may not be offered or sold unless they have been registered or qualified for sale under applicable state securities laws or an exemption from registration or qualification is available and is complied with. The registration rights agreement requires Hyperion to register the new notes in any jurisdiction requested by the holders, subject to certain limitations.

Other

   Participation in the exchange offer is voluntary and you should carefully consider whether to accept. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

   Upon consummation of the exchange offer, holders of the old notes that were not prohibited from participating in the exchange offer and did not tender their old notes will not have any registration rights under the registration rights agreement with respect to such nontendered old notes and, accordingly, such old notes will continue to be subject to the restrictions on transfer contained in the legend on them. However, in the event Hyperion fails to consummate the exchange offer or a holder of old notes notifies Hyperion in accordance with the registration rights agreement that it will be unable to participate in the exchange offer due to circumstances delineated in the registration rights agreement, then the holder of the old notes will have certain rights to have its old notes registered under the Securities Act pursuant to the registration rights agreement, subject to applicable conditions.

   We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer, and to the best of our information and belief, each person participating in the exchange offer is acquiring the new notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the new notes to be received in the exchange offer. In this regard, we will make each person participating in the exchange offer aware (through this prospectus or otherwise) that any holder using the exchange offer to participate in a distribution of new notes to be acquired in the registered exchange offer:

  . may not rely on the staff position enunciated in Morgan Stanley and Co. Inc. (avail. June 5, 1991) and Exxon Capital Holding Corp. (avail. May 13, 1988) or similar letters, and

  . must comply with registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting Treatment

   The new notes will be recorded at the same carrying value as the old notes as reflected in Hyperion's accounting records on the exchange date. Accordingly, no gain or loss for accounting purposes will be recognized by Hyperion. The costs of the exchange offer will be expensed over the term of the new notes.

                                USE OF PROCEEDS

   There will be no cash proceeds payable to us from the issuance of the new notes pursuant to the exchange offer. The net proceeds less offering costs received by us from the March 2, 1999 sale of old notes were approximately $295,000,000. We have used or intend to use these net proceeds, which include the net proceeds from the sale of $100,000,000 of old notes to an entity controlled by members of the immediate family of John J. Rigas, to fund our acquisition of interests held by local partners in some of our operating companies, capital expenditures, working capital requirements, operating losses and pro rata investments in operating companies and for general corporate purposes.

                            DESCRIPTION OF THE NOTES

General

   The New Notes, like the Old Notes, will be issued pursuant to the March 2, 1999 Indenture, as supplemented (the "Indenture"), between Hyperion and Bank of Montreal Trust Company, as trustee (the "Trustee"). As used in this section,
(i) the term Old Notes refers to the 12% Senior Subordinated Notes due 2007 which were privately placed, (ii) the term New Notes refers to the 12% Senior Subordinated Notes due 2007 which we are offering in exchange for the Old Notes, and (iii) the term Notes refers to both the Old Notes and the New Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The terms of the New Notes are substantially identical to the Old Notes in all material respects, including interest rate and maturity, except that (i) the New Notes will not be subject to the restrictions on transfer (other than with respect to holders that are broker-dealers, persons who participated in the distribution of the Old Notes or affiliates) and (ii) the Registration Rights Agreement covenants regarding registration and the related liquidated damages (other than those that have accrued and were not paid) with respect to registration defaults will have been deemed satisfied. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture does not purport to be complete and is qualified by reference to the Indenture including the definitions of certain terms used below. A copy of the Indenture and Registration Rights Agreement is available as set forth under "Where You Can Find More Information." As used in this section, the term Registration Rights Agreement refers to the Registration Rights Agreement between Hyperion and the initial purchasers of the Old Notes, dated March 2, 1999. The definitions of certain terms used in the following summary are set forth below under "-- Certain Definitions." As used in this section, the term "Hyperion" refers only to Hyperion Telecommunications, Inc. and not to its subsidiaries.

   As of the date of this prospectus, $300,000,000 principal amount of the Old Notes was outstanding.

   The New Notes are general unsecured obligations of Hyperion. The New Notes will rank pari passu or senior in right of payment to all existing and future Indebtedness of Hyperion that expressly provides that it is not senior to the New Notes. The New Notes will be subordinated in right of payment to all existing and future Senior Debt (other than trade payables) of Hyperion, including, without limitation, the 13% Notes and the 12 1/4% Notes.

   Hyperion is the sole obligor with respect to the Notes. However, the operations of Hyperion are conducted through its Subsidiaries and Joint Ventures and, therefore, Hyperion is dependent upon the operations and cash flow of its Subsidiaries and Joint Ventures to meet its obligations, including its obligations under the Notes. The New Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including, without limitation, trade payables and lease obligations) of Hyperion's Subsidiaries and Joint Ventures. Any right of Hyperion to receive assets of any of its Subsidiaries and Joint

Ventures upon such Subsidiary's or Joint Venture's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's or Joint Venture's creditors except to the extent that Hyperion is itself recognized as a creditor of such Subsidiary or Joint Venture, in which case the claims of Hyperion would still be subordinate to the claims of such creditors who hold any security in the assets of such Subsidiary or Joint Venture and to the claims of such creditors who hold Indebtedness of such Subsidiary or Joint Venture senior to that held by Hyperion. As of March 31, 1999, Hyperion had approximately $478.5 million of Senior Debt (other than trade payables) outstanding and Hyperion's Subsidiaries and Joint Ventures had approximately $83.8 million of Indebtedness (excluding trade payables and other accrued liabilities) outstanding. See "Risk Factors--The Notes Are Subordinated To Our Other Borrowings" and "--Holding Company Structure."

Principal, Maturity and Interest

   The New Notes will be general unsecured obligations of Hyperion, limited in aggregate principal amount to $300,000,000 and will mature on November 1, 2007. Interest on the New Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest on the Notes will accrue at a rate of 12.0% per annum and will be payable semi-annually in cash on May 1 and November 1, commencing May 1, 1999, to holders of record on the immediately preceding April 15 and October 15. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Principal, premium, if any, and interest on the Notes will be payable at the office or agency of Hyperion maintained for such purpose within the City and State of New York or, at the option of Hyperion, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes, the Holders of which have given wire transfer instructions to Hyperion, will be required to be made by wire transfer of same day funds to the accounts specified by the Holders thereof. Until otherwise designated by Hyperion, Hyperion's office or agency in New York will be the office of the Trustee maintained for such purpose. The New Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subordination

   The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full of all Senior Debt of Hyperion, including Senior Debt incurred after the date of the Indenture.

   The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of Hyperion: (a) in a liquidation or dissolution of Hyperion; (b) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Hyperion or its property; (c) in an assignment for the benefit of creditors; or (d) in any marshaling of Hyperion's assets and liabilities.

   Hyperion also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (a) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period or (b) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from Hyperion or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (x) in the case of a payment default, upon the date on which such default is cured or waived; and
(y) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated. No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice and all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

   If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") when the payment is prohibited by these subordination provisions and the Trustee or the Holder has actual knowledge that the payment is prohibited, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative. Hyperion must promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

   As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of Hyperion, Holders of Notes may recover less ratably than creditors of Hyperion who are holders of Senior Debt. See "Risk Factors--The Notes Are Subordinated To Our Other Borrowings."

Optional Redemption

   The Notes will not be redeemable prior to November 1, 2003, except as discussed below under "--Mandatory Redemption." Thereafter, the Notes will be subject to redemption at the option of Hyperion, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

     Year                                                             Percentage
     ----                                                             ----------
     2003............................................................  106.000%
     2004............................................................  103.000%
     2005 and thereafter.............................................  100.000%

   Notwithstanding the foregoing, Hyperion, on or prior to May 1, 2002, may redeem up to a maximum of 25% of the aggregate principal amount of the Notes then outstanding at a redemption price of 112.000% of the principal amount thereof, with the net proceeds from either (i) an underwritten public offering of the common stock of Hyperion or (ii) a sale of the Capital Stock (other than Disqualified Stock) of Hyperion to a Strategic Investor (excluding Affiliates of Hyperion) in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

Mandatory Redemption

   Except as set forth under "--Offer to Purchase upon Change of Control," and "--Certain Covenants--Asset Sales," Hyperion is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Offer to Purchase upon Change of Control

   Upon the occurrence of a Change of Control, Hyperion will be required to make an offer (the "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, in accordance with the procedures set forth in the Indenture. Within ten days following any Change of Control, Hyperion will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice. Hyperion will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

   Prior to complying with any of the Change of Control provisions described above, but in any event within 90 days following a Change of Control, Hyperion will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that Hyperion repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

   "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Hyperion and its Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of Hyperion, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the Principals and their Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of Hyperion, (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner," directly or indirectly, of more of the voting power of the Capital Stock of Hyperion than is at the time "beneficially owned" by the Principals and their Affiliates in the aggregate or (v) the first day on which a majority of the members of the Board of Directors of Hyperion are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting power of Capital Stock of Hyperion will be deemed to be a transfer of such portion of such voting power of Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Hyperion and its subsidiaries. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Hyperion to another person may be uncertain.

   The agreements governing Hyperion's outstanding Senior Debt currently limit Hyperion's ability to purchase any Notes. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control or an Asset Sale occurs at a time when Hyperion is prohibited from purchasing Notes, Hyperion could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If Hyperion does not obtain such a consent or repay such borrowings, Hyperion will remain prohibited from purchasing Notes. In such case, Hyperion's failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

Selection and Notice

   If fewer than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or such portions of them called for redemption, as the case may be.

Certain Covenants

 Restricted Payments

   The Indenture provides that (i) Hyperion will not, and will not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of Hyperion's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Hyperion or dividends or distributions payable to Hyperion or any Wholly Owned Subsidiary); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Hyperion or any direct or indirect parent of Hyperion (other than Equity Interests owned by Hyperion or any Wholly Owned Subsidiary of Hyperion); or (c) purchase, redeem or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or maturity date, any Indebtedness of the Company which ranks subordinate in right to payment to the Notes and (ii) Hyperion will not, and will not permit any of its Subsidiaries or Permitted Joint Ventures to, make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

   (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

   (y) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including, without limitation, all Restricted Payments referred to in clauses (a),

(b)(1) and (e) below but excluding those made under clauses (b)(2), (c) and (d) below) made by Hyperion and its Subsidiaries after August 21, 1997 is less than the sum of: (1) the excess of (A) Cumulative Pro Forma EBITDA over (B) 1.5 times Cumulative Interest Expense plus (2) the aggregate net cash proceeds received by Hyperion after August 21, 1997 (other than from a Subsidiary or Joint Venture) (A) as capital contributions to Hyperion, (B) from the issuance and sale of Equity Interests (other than Disqualified Stock) and (C) from the issuance and sale of Indebtedness that is convertible into Capital Stock (other than Disqualified Stock), to the extent such Indebtedness is actually converted into such Capital Stock (clauses (A), (B) and (C) collectively referred to as "Equity Issuances"), other than any such net cash proceeds from Equity Issuances that were used as set forth in clauses (b) and (c) below; and

   (z) Hyperion would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock."

   The foregoing provisions will not prohibit the following Restricted
Payments:

   (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

   (b) so long as no Default or Event of Default shall have occurred and be continuing, Investments in Telecommunications Businesses, which at the time any such Investment was made, did not cause the aggregate amount of all Investments then outstanding under this clause (b) to exceed (1) $20.0 million plus (2) the net cash proceeds from Equity Issuances not used as set forth in clause (y) of the preceding paragraph and clause (c) below; or

   (c) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Hyperion or of any Equity Interests of Hyperion in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Hyperion) of, Equity Interests of Hyperion (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause
(b)(2) above and clause (y) of the preceding paragraph;

   (d) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Refinancing Indebtedness; or

   (e) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Hyperion or any Subsidiary or Permitted Joint Venture of Hyperion held by any member of the Company's (or any of its Subsidiaries' or Permitted Joint Ventures') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period.

   For purposes of this covenant, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Investments made by such entity since the date of the Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture; provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of this paragraph shall not be applied to such entity.

   The amount of all Restricted Payments, other than cash, shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by Hyperion or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, Hyperion shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon Hyperion's latest available financial statements.

 Asset Sales

   The Indenture provides that Hyperion will not, and will not permit any Subsidiary to, directly or indirectly, whether in a single transaction or a series of related transactions occurring within any twelve-month period, make any Asset Sale, unless:

   (i) Hyperion or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) for the shares or assets sold or otherwise disposed of; and

   (ii) at least 85% of such consideration consists of cash, provided that

   (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors) of:

   (1) Telecommunications Related Assets received by Hyperion or any Subsidiary from the transferee that will be used by Hyperion or such Subsidiary in the operation of a Telecommunications Business;

   (2) the Voting Stock of any Person engaged in a Telecommunications Business received by Hyperion or any Subsidiary; provided that on the date such Voting Stock is received, such Investment in Voting Stock constitutes a Permitted Joint Venture Investment; and

   (3) the publicly tradeable Voting Stock of any person engaged in the Telecommunications Business received by Hyperion or any Subsidiary as consideration for a sale of an Equity Interest in any Restricted Joint Venture, will, for the purposes of this covenant, be deemed to be cash which was applied in accordance with the first sentence of the penultimate paragraph of this covenant; and

   (B) in the event that any of Hyperion Telecommunications of Pennsylvania, Inc., Hyperion Telecommunications of Tennessee, Inc. or Hyperion Telecommunications of New York, Inc. sell their respective partnership interests in the partnerships to which each is a partner to the respective partnerships in the manner specified by the applicable Local Partner Agreement,
(1) the principal amount of any seller note issued to Hyperion or any of its Wholly Owned Subsidiaries in connection with the sale of such partnership interest shall be deemed to be cash for purposes of this covenant and (2) the payments of principal pursuant to such seller note shall be deemed to be Net Cash Proceeds (for purposes of the penultimate paragraph of this covenant) as and when such payments are received.

   For purposes of this covenant, the first $1.0 million of Net Cash Proceeds received from Asset Sales in any fiscal year shall not be subject to the restrictions contained in this covenant.

   The Indenture provides that, in determining the fair market value with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $25.0 million, the Board of Directors of the Company must obtain an opinion as to the fairness to the Holders of the Notes of such Asset Sales from a financial point of view issued by a nationally recognized investment banking firm with total assets in excess of $1.0 billion; provided that no such opinion shall be required if such Asset Sale is in accordance with the terms of any Local Partner Agreement to which Hyperion or any of its Subsidiaries is a party on the date of the Indenture.

   The Indenture also provides that Hyperion may apply the Net Cash Proceeds from such Asset Sale (a) to the permanent repurchase, redemption or other repayment of Senior Debt of Hyperion (with a corresponding reduction to any commitments relating thereto) or (b) to an investment in Telecommunications Related Assets in a Telecommunications Service Market within 180 days after any Asset Sale; provided that if Hyperion determines to make such investment in a New Telecommunications Service Market, Hyperion will be deemed to have complied with the first clause of this sentence if, Hyperion (y) within 180 days of such Asset Sale, delivers to the Trustee a resolution adopted by a majority of the Board of Directors set forth in an Officer's Certificate certifying that Hyperion intends to utilize the Net Cash Proceeds of such Asset Sale to invest in a specific New Telecommunications Service Market and (z) completes such investment within 360 days of such Asset Sale. Hyperion will be deemed to have completed its investment for purposes of the preceding clause (z), so long as Hyperion has (i) a business plan that sets forth Hyperion's investment plans for the applicable Telecommunications Service Market and (ii) issued all material purchase orders to the appropriate parties that are necessary to complete such business plan. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the preceding sentence shall constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $2.5 million, Hyperion shall commence an offer (an "Asset Sale Offer") to the Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes and such other pari passu Indebtedness, plus accrued and unpaid interest to the date of repurchase tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, Hyperion may use such remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase of the Notes and such other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered. Upon completion of such offer, the amount of Excess Proceeds shall be reset at zero. Hyperion will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.

   Notwithstanding the foregoing, Hyperion will not, and will not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any Equity Interests of any Subsidiary (at least 80% of the voting power of the Capital Stock of which is owned by Hyperion) except pursuant to an Asset Sale of all of the Equity Interests of such Subsidiary; provided that any sale of any Equity Interest of any such Subsidiary to a Strategic Investor shall be deemed not to be an Asset Sale for purposes of this covenant, so long as such sale of such Equity Interests does not result in such Subsidiary ceasing to be a Subsidiary of Hyperion.

 Incurrence of Indebtedness and Issuance of Preferred Stock

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness) and that Hyperion will not issue any Disqualified Stock and will not permit any of its Subsidiaries or Joint Ventures to issue any shares of Preferred Stock; provided that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if Hyperion's Consolidated Leverage Ratio as of the last day of Hyperion's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence or issuance is on or prior to March 31, 2002, and (b) greater than zero and less than 5.0 to 1.0, if such incurrence or issuance is after March 31, 2002, determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred, or such

Disqualified Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

   The foregoing provisions will not apply to:

   (i) the incurrence of Indebtedness by Hyperion, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture pursuant to Credit Agreement(s), provided that the aggregate principal amount of such Credit Agreement(s) at any one time outstanding under this clause (i) does not exceed $100.0 million for Hyperion, all of its Subsidiaries (other than a General Partner Subsidiary) and all of its Permitted Joint Ventures combined;

   (ii) the incurrence of Vendor Debt by Hyperion, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture, provided that the aggregate principal amount of such Vendor Debt does not exceed 100% of the total cost of the Telecommunications Related Assets financed therewith;

   (iii) Refinancing Indebtedness;

   (iv) the incurrence of Indebtedness by Hyperion not to exceed, at any one time outstanding, (a) 2.0 times (1) the net cash proceeds received by Hyperion after August 21, 1997 from the issuance and sale of its Capital Stock (other than Disqualified Stock) to the extent that such net cash proceeds have not been used to make Restricted Payments pursuant to clauses (b) or (c) of the second paragraph of the covenant entitled "--Restricted Payments" plus (2) the fair market value at the time of issuance of Equity Interests (other than Disqualified Stock) issued after August 21, 1997 in connection with any acquisition of a Telecommunications Related Business, in each case to a Person other than a Subsidiary or a Joint Venture of Hyperion minus (b) the aggregate principal amount of the Notes then outstanding; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has a Weighted Average Life to Maturity longer than the Notes;

   (v) the incurrence by Hyperion of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million;

   (vi) the incurrence by any Restricted Joint Venture of Non-Recourse Debt, provided that if any Non-Recourse Debt of a Restricted Joint Venture ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness as of the date such Indebtedness ceases to be Non-Recourse Debt;

   (vii) the guarantee of Indebtedness by a General Partner Subsidiary in connection with the incurrence of Indebtedness by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner;

   (viii) the incurrence by any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture of Indebtedness (including, without limitation, Acquired Debt) so long as all of the net proceeds of such incurrence are used by such Subsidiary or Permitted

Joint Venture, as the case may be, directly in connection with the design, construction, development or acquisition of a Telecommunications Service Market, provided that, as of the last day of Hyperion's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, either: (a) the aggregate principal amount of all Indebtedness of such Subsidiary or such Permitted Joint Venture does not exceed 1.75 times the Invested Equity Capital of such Subsidiary or such Permitted Joint Venture; or (b) the Consolidated Leverage Ratio of such Subsidiary or such Permitted Joint Venture would not have been greater than 3.5 to 1.0, in each case determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such fiscal quarter, and provided, further that (1) any Indebtedness incurred by any such Subsidiary (other than Related Networks) pursuant to this paragraph shall be non-recourse with respect to Hyperion and (2) any such Indebtedness incurred by any such Permitted Joint Venture (other than Related Networks) shall be non-recourse with respect to Hyperion or any Subsidiary or any other Joint Venture; and

   (ix) the incurrence by Hyperion and its Subsidiaries of Existing
Indebtedness.

   For purposes of this covenant, the Indenture will provide that, in the event that Hyperion proposes to incur Indebtedness pursuant to clause (iv) above, Hyperion shall, simultaneously with the incurrence of such Indebtedness, deliver to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes a long term investment in Hyperion and (ii) has not been made for the purpose of circumventing this covenant. The Indenture also provides that, in the event that Hyperion rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness will be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.

   For purposes of this covenant, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Indebtedness of such entity shall be deemed to have been incurred as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture.

 No Senior Subordinated Debt

   The Indenture provides that Hyperion will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

 Liens

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries or Permitted Joint Ventures to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

 Limitations on Sale and Leaseback Transactions

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that Hyperion or any Subsidiary (other than a General Partner Subsidiary) may enter into a Sale and Leaseback Transaction if (i) Hyperion or other entity could have incurred the Indebtedness relating to such Sale and Leaseback Transaction pursuant to the "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Liens" covenants to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property as determined in good faith by the Board of Directors of Hyperion and (iii) such proceeds are applied in accordance with the "--Asset Sales" covenant.

 Dividends and Other Payment Restrictions Affecting Subsidiaries

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

   (i) (a) pay dividends or make any other distributions to Hyperion or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to Hyperion or any of its Subsidiaries.

   (ii) make loans or advances to Hyperion or any of its Subsidiaries,

   (iii) grant liens or grant security interests on its assets in favor of the Holders of the Notes or guarantee the payment of the Notes; or

   (iv) transfer any of its properties or assets to Hyperion or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

    (a) Existing Indebtedness as in effect on the date of the Indenture;

    (b) any Credit Agreement creating or evidencing Indebtedness permitted by the Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

    (c) the Indenture and the Notes;

    (d) applicable law;

    (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

    (f) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

    (g) Indebtedness incurred pursuant to clause (viii) under the "-- Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, provided that such encumbrance or restriction only relates to the Subsidiary or Permitted Joint Venture incurring such Indebtedness; and

    (h) Refinancing Indebtedness, provided that such encumbrances or restrictions are no more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

 Merger, Consolidation or Sale of Assets

   The Indenture provides that Hyperion may not consolidate or merge with or into (whether or not Hyperion is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) Hyperion is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Hyperion) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Hyperion) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Hyperion under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of Hyperion with or into a Wholly Owned Subsidiary of Hyperion, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than Hyperion), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of Hyperion immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (y) have a Consolidated Leverage Ratio no greater than the Consolidated Leverage Ratio of Hyperion immediately prior to such transaction.

 Transactions with Affiliates

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or series of Affiliate Transactions, involving in the aggregate in excess of $1.0 million, unless Hyperion delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution adopted in good faith by a majority of the disinterested members of the Board of Directors of Hyperion is set forth in an Officers' Certificate certifying that such Affiliate Transaction is on terms that are no less favorable to Hyperion or the relevant Subsidiary other than those that would have been obtained in a comparable transaction by Hyperion or such Subsidiary with an unrelated Person; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by a nationally recognized consulting firm, business valuation firm or investment banking firm; provided that (i) all agreements and arrangements with Affiliates, including without limitation the Local Partner Agreements, the Fiber Lease Agreements, the Management Agreements, network monitoring agreements and transactions in connection therewith or pursuant thereto existing on the date of the Senior Discount Note Indenture and through the current term thereof; (ii) all arrangements and transactions with Adelphia, including existing intercompany Indebtedness, overhead charges made in the ordinary course of business, fiber lease arrangements and similar services existing on the date of the Senior Discount
Note Indenture and through the current term thereof; (iii) all employment arrangements approved by the Board of Directors; (iv) all Restricted Payments made pursuant to the covenant entitled "--Restricted Payments" hereof; (v) transactions between or among Hyperion and/or its Wholly Owned Subsidiaries;
(vi) transactions between a General Partner Subsidiary and the Restricted Joint Venture of which such General Partner Subsidiary is a general partner; and
(vii) management and network monitoring agreements between Hyperion and any of its Joint Ventures, shall not be deemed Affiliate Transactions.

 Loans to Subsidiaries and Joint Ventures

   The Indenture provides that all loans to Subsidiaries or Joint Ventures made by Hyperion from time to time after the date of the Indenture will be evidenced by Intercompany Notes in favor of Hyperion. The Indenture also provides that all loans by Hyperion to any Subsidiary or Joint Venture outstanding on the date of the Indenture will be evidenced by an unsecured Intercompany Note. The Indenture will prohibit loans by Subsidiaries to other Subsidiaries and will prohibit loans by Subsidiaries to Joint Ventures in which such Subsidiary does not have an Equity Interest, except that such loans may be (i) incurred and maintained between and among Hyperion, its Subsidiaries and Permitted Joint Ventures in connection with the incurrence of Indebtedness pursuant to clause
(i) of the
covenant entitled "--Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) incurred and maintained between and among Related Networks in connection with the incurrence of Indebtedness by such Related Networks pursuant to the last proviso of paragraph (viii) of the covenant entitled "-- Incurrence of Indebtedness and Issuance of Preferred Stock." A form of Intercompany Note will be attached as an annex to the Indenture.

 Limitation on Status as Investment Company

   The Indenture provides that Hyperion will not, and will not permit any of its Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act of 1940.

 Payments for Consent

   The Indenture provides that neither Hyperion nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

 Business Activities

   Hyperion will not, and will not permit any Subsidiary to, engage in any business other than the Telecommunications Business and such business activities as are incidental or related thereto.

 Reports

   The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), so long as any Notes are outstanding, Hyperion shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Hyperion were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Hyperion's certified independent accountants; (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Hyperion were required to file such reports; and (iii) on a quarterly basis, certain financial information and operating data with respect to each Subsidiary and Joint Venture engaged in a Telecommunications Business, in the form specified by a schedule to the Indenture. In addition, whether or not required by the rules and regulations of the SEC, Hyperion shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Indenture will require Hyperion to furnish to all Holders and to securities analysts and prospective investors, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   The Indenture provides that each of the following constitutes an Event of
Default:

   (i) a default in payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days, whether or not prohibited by the subordination provisions of the Indenture;

   (ii) a default in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including, without limitation, in connection with an offer to purchase) or otherwise, whether or not prohibited by the subordination provisions of the Indenture;

   (iii) failure by Hyperion to comply with the provisions described under the captions "--Mandatory Redemption--Offer to Purchase upon Change of Control," "--Certain Covenants--Restricted Payments," "--Asset Sales," or "--Merger, Consolidation or Sale of Assets";

   (iv) failure by Hyperion to comply with the provisions described under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that for purposes of the last paragraph such provision only, in the event that Hyperion fails to comply with such paragraph because Indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (i) the loss of a Local Partner or (ii) the loss of management control of such Restricted Joint Venture, such failure continues for 90 days;

   (v) failure by Hyperion to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 30 days after notice to Hyperion by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding;

   (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Hyperion or any of its Subsidiaries (or the payment of which is guaranteed by Hyperion or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

   (vii) failure by Hyperion or any of its Significant Subsidiaries, or by any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid within, discharged by or stayed for a period of 60 days; and

   (viii) certain events of bankruptcy or insolvency with respect to Hyperion or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary.

   If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Hyperion, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

   In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Hyperion with the intention of avoiding payment of the premium that Hyperion would have had to pay if Hyperion then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to November 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Hyperion with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

   The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

   Hyperion is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and Hyperion is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of Hyperion, as such, shall have any liability for any obligations of Hyperion under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

   Hyperion may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"), except for:

   (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

   (ii) Hyperion's obligations with respect to the Notes that concern issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

   (iii) the rights, powers, trusts, duties and immunities of the Trustee, and Hyperion's obligations in connection therewith; and

   (iv) the Legal Defeasance provisions of the Indenture.

   In addition, Hyperion may, at its option and at any time, elect to have the obligations of Hyperion released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

   (i) Hyperion must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and Hyperion must specify whether the Notes are being defeased to maturity or to a particular redemption date;

   (ii) in the case of Legal Defeasance, Hyperion shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that

(A) Hyperion has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (iii) in the case of Covenant Defeasance, Hyperion shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

   (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which Hyperion or any of its Subsidiaries is a party or by which Hyperion or any of its Subsidiaries is bound;

   (vi) Hyperion must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

   (vii) Hyperion must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by Hyperion with the intent of preferring the Holders of Notes over the other creditors of Hyperion with the intent of defeating, hindering, delaying or defrauding creditors of Hyperion or others; and

   (viii) Hyperion must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Hyperion may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Hyperion is not required to transfer or exchange any Note selected for redemption. Also, Hyperion is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

   The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the Indenture and/or the Notes may be amended or supplemented with the consent of the Holders (excluding Holders that are Affiliates of Hyperion) of at least a majority in aggregate outstanding principal amount of the Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders (excluding Holders that are Affiliates of Hyperion) of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

   (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

   (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "-- Mandatory Redemption--Offer to Purchase upon Change of Control" and "--Certain Covenants--Asset Sales");

   (iii) reduce the rate of or change the time for payment of interest on any Note;

   (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

   (v) make any Note payable in money other than that stated in the Notes;

   (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

   (vii) waive a redemption payment with respect to any Note (other than a payment required by the covenants described above under the captions "-- Mandatory Redemption--Offer to Purchase upon Change of Control" or "--Certain Covenants--Asset Sales"); or

   (viii) make any change in the foregoing amendment and waiver provisions.

   In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding. Notwithstanding the foregoing, without the consent of any Holder of Notes, Hyperion and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustee

   The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain a copy of the Indenture or the Registration Rights Agreement without charge by writing to Hyperion Telecommunications, Inc., Main at Water Street, Coudersport, Pennsylvania 16915; Attention: Vice President, Finance.

Book-Entry, Delivery and Form

   The Notes were initially offered and sold to qualified institutional buyers in reliance on Rule 144A and in share transactions pursuant to Regulation S under the Securities Act. Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples thereof.

   The New Notes initially will be represented by one or more Notes, in registered, global form without interest coupons (the "Global Note"). The Global Note will be deposited with, or on behalf of, DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

   Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. For more information you should read "--Exchange of Book-Entry Notes for Certificated Notes."

   The Old Notes (including beneficial interests in the Global Note) are subject to certain restrictions on transfer and will bear a restrictive legend. In addition, transfer of beneficial interests in the Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

   Initially, the Trustee will act as Paying Agent and Registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depositary Procedures

   The Depositary has advised Hyperion that the Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

   Hyperion expects that pursuant to procedures established by the Depositary
(i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of a series of Notes evidenced by a Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by a Global Note will be limited to such extent. For certain other restrictions on the transferability of the Notes, see "Notice to Investors."


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

   Beneficial owners of a series of Notes evidenced by the Global Note for such series will not be considered the owners or Holders thereof under the applicable Indentures for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee hereunder. Neither Hyperion nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

   Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under Indenture. Under the terms of the Indenture, Hyperion and the Trustee may treat the persons in whose names Notes, including the Global Note for such tranche, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Hyperion nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. Hyperion believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Certificated Securities

   Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) Hyperion notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Hyperion is unable to locate a qualified successor within 90 days or (ii) Hyperion, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

   Neither Hyperion nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and Hyperion and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

Same-Day Settlement and Payment

   The Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, and interest) be made by wire transfer of

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

immediately available same day funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, Hyperion will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the New Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. Hyperion expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Indebtedness" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

   "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the Indenture, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, that no Local Partner will be deemed an affiliate of a Subsidiary or a Joint Venture solely as a result of such Local Partner's ownership of more than 10% of the Voting Stock of such Subsidiary or Joint Venture.

   "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the fiscal quarter with respect to which a calculation of Hyperion's Consolidated Leverage Ratio is being made under the Indenture multiplied by four.

   "Asset Sale" means

   (i) the sale, lease, conveyance, disposition or other transfer of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than (a) sales of inventory in the ordinary course of business consistent with past practices and (b) issuances

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

and sales by Hyperion of its Equity Interests (provided that the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of Hyperion and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Mandatory Redemption," "--Offer to Purchase Upon Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and

   (ii) the issuance or sale by Hyperion or any of its Subsidiaries of Equity Interests of any of Hyperion's Subsidiaries or Joint Ventures, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing: (x) a transfer of assets by Hyperion to a Wholly Owned Subsidiary or by a Subsidiary to Hyperion or to another Wholly Owned Subsidiary, (y) an issuance of Equity Interests by a Subsidiary to Hyperion or to a Wholly Owned Subsidiary and (z) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants--Restricted Payments" will not be deemed to be Asset Sales.

   "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any U.S. commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause
(iii) above and (v) commercial paper

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

having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.

   "Closing Date" means the date on which the Notes are originally issued under the Indenture.

   "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation) and
(b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

   "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of a Person and its Subsidiaries (other than any Indebtedness of a General Partner Subsidiary to the extent that such Indebtedness has been incurred in connection with such General Partner Subsidiary's partnership interest in the Restricted Joint Venture of which such General Partner Subsidiary is a general partner) determined on a consolidated basis in accordance with GAAP to (ii) Annualized Pro Forma EBITDA.

   "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

   "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

   "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Hyperion who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

   "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by Hyperion from and after the first day of the first fiscal quarter beginning after August 21, 1997 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.

   "Cumulative Pro Forma EBITDA" means the cumulative EBITDA of Hyperion from and after the first day of the first fiscal quarter beginning after August 21, 1997 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Designated Senior Debt" means any Indebtedness outstanding under the 13% Notes, the 12 1/4% Notes and any Credit Agreement; and any other Senior Debt permitted under the Indenture the principal amount of which is $100.0 million or more and that has been designated by Hyperion as "Designated Senior Debt."

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

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Hyperion to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in the covenant described under "--Mandatory Redemption" or "--Offer to Purchase upon a Change of Control" and such Capital Stock specifically provides that Hyperion will not repurchase or redeem any such stock pursuant to such provisions prior to Hyperion's repurchase of such Notes as are required to be repurchased pursuant to the covenants described under "--Mandatory Redemption" or "--Offer to Purchase upon Change of Control."

   "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.

   "Enhanced Services Provider" means (i) !NTERPRISE, a wholly owned subsidiary of US West, (ii) any nationally recognized Person which provides enhanced telecommunications services, including but not limited to, frame relay, Asynchronous Transfer Mode data transport, business video conferencing, private line data interconnect service and LAN connection and monitoring services, or
(iii) any Person that has least 500 existing enhanced data services installations in the United States.

   "Enhanced Services Venture" means any entity in which any Qualified Subsidiary or Permitted Joint Venture owns at least 50% of the Equity Interests, provided that the remainder of the Equity Interests are owned by an Enhanced Services Provider.

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

   "Existing Indebtedness" means any Indebtedness of Hyperion or Hyperion's Subsidiaries (other than Indebtedness under any Credit Agreement or the Notes) in existence on the date of the Indenture.

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

   "Existing Networks" means the telecommunications networks operated by Hyperion, its Subsidiaries and Joint Ventures, including, but not limited to, all networks under construction, on the date of the Indenture.

   "Fiber Lease Agreements" means the agreements relating to fiber leases as set forth on a schedule to the Indenture.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

   "General Partner Subsidiary" means a direct or indirect Wholly Owned Subsidiary of Hyperion that (i) is a general partner or stockholder of a Restricted Joint Venture and (ii) (a) is not engaged in any trade or business other than the holding, voting, disposing of or taking any action with respect to its Equity Interest in such Restricted Joint Venture, (b) has no material assets other than its Equity Interest in such Restricted Joint Venture, (c) has no material liabilities other than liabilities arising (1) as a result of the guarantee by such General Partner Subsidiary of Indebtedness incurred by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner or (2) by operation of law; provided that, for purposes of this definition, Hyperion Telecommunications of Virginia, Inc. shall be deemed to be a General Partner Subsidiary for all purposes so long as Hyperion Telecommunications of Virginia, Inc. does not engage in any operations or business that is materially different from the operations or business engaged in by such companies on the date hereof.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Indebtedness" means, with respect to any Person, (a) any liability of any Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); or (iii) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP; or (iv) for Disqualified Stock; or
(v) for preferred stock of any Subsidiary (other than preferred stock held by Hyperion or any of its Subsidiaries); (b) any liability of others described in the preceding clause (a) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.


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

   "Invested Equity Capital" means, with respect to any of Hyperion's Subsidiaries or Joint Ventures as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by Hyperion's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation in the form of common equity plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by Hyperion's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation by Local Partners (and their Affiliates) in consideration of the issuance of preferred equity on a basis that is substantially proportionate to their common equity interests plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by Hyperion's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture since the date of its formation by Hyperion in consideration of the issuance of preferred equity less
(iv) the fair market value of all dividends and other distributions (in respect of any Equity Interest and in whatever form and however designated) made by such Subsidiary or Joint Venture, as the case may be, since the date of its formation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of such dividends and other distributions made by such Subsidiary or Joint Venture, as the case may be, to any such Person (or its Affiliates) reduce the Invested Equity Capital of such Subsidiary or Joint Venture, as the case may be, by more than the total contributions (per clauses (i) through (iii) above) to such Subsidiary or Joint Venture, as the case may be, by such Person (and its Affiliates).

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by Hyperion for consideration consisting solely of common equity securities of Hyperion shall not be deemed to be an Investment. If Hyperion or any Subsidiary of Hyperion sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Hyperion such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Hyperion, Hyperion shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

   "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses (i) in which Hyperion or its Subsidiaries owns, directly or indirectly, an Equity Interest with the balance of the Equity Interest thereof being held by one or more Local Partners and
(ii) that is managed and operated by Hyperion or any of its Subsidiaries.

   "Joint Venture Investment" means Investments in Joint Ventures.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction)

   "Local Partner" means, with respect to any Joint Venture (i) the Joint Venture partners set forth on a schedule to the Indenture, and (ii) any other Person, provided that such other Person (a) is a major cable company or utility that has a substantial presence within the specific market of such Joint Venture, which presence shall be evidenced, (1) in the case of a cable company, by such company having a market share consisting of at least 50% of the total number of cable subscribers in such market and (2) in the case of a utility company, by such company having at least 75% of the total customer base of such market or (b) is a Wholly Owned Subsidiary of a major cable company or utility that (1) meets the criteria set forth in the immediately preceding clause (a) or (2) has all of its initial capital contributions under the agreement governing the Joint Venture fully and unconditionally guaranteed, until such time as all such contributions have been made, by one or more Persons who meet the criteria set forth in the immediately preceding clause (a).

   "Local Partner Agreements" means the joint venture agreements with Local Partners, as set forth on a schedule to the Indenture.

   "Management Agreements" means the agreements governing the management of the networks, as set forth on a schedule to the Indenture.

   "Net Cash Proceeds" means the aggregate cash proceeds received by Hyperion or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and principal payments on indebtedness received in any Asset Sale, as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.

   "New Telecommunications Service Market" means a Telecommunications Service Market in an area that is not within ten miles of any of Hyperion's Existing Networks.

   "Non-Recourse Debt" means Indebtedness (i) as to which neither Hyperion nor any of its Subsidiaries nor any of its Permitted Joint Ventures (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor, co-obligor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Restricted Joint Venture) would permit (upon notice, lapse of time, the occurrence, or failure to occur, of any other condition or event or any combination thereof) any holder of any other Indebtedness of Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures to declare a default on such other Indebtedness or cause or permit the payment thereof to be accelerated prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that the recourse (if any) of a holder of such Indebtedness to the General Partner Subsidiary of a Restricted Joint Venture in which such General Partner Subsidiary is a general partner as a result of being a general partner of such Restricted Joint Venture will not be considered credit support or direct or indirect liability of such General Partner Subsidiary for purposes of clauses (i)(a), (ii)(b) and (iii) above.

   "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Permitted Investments" means

   (a) any Investment in a Wholly Owned Subsidiary of Hyperion that is engaged, either directly or indirectly through a Qualified Subsidiary or Joint Venture, in the Telecommunications Business;

   (b) any Investment in a Qualified Subsidiary of Hyperion that is directly engaged in the Telecommunications Business;

   (c) any Investment in Cash Equivalents;

   (d) any Investment in a Person that is not a Subsidiary of Hyperion, if as a result of such Investment (i)(A) such Person becomes a Qualified Subsidiary or Wholly Owned Subsidiary of Hyperion or (B) such Person is merged, consolidated or amalgamated with or

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

into, or transfers or conveys substantially all of its assets to, or is liquidated into, Hyperion or a Qualified Subsidiary and (ii)(A) such Wholly Owned Subsidiary, either directly or indirectly through a Qualified Subsidiary or a Joint Venture, is engaged in the Telecommunications Business or (B) such Qualified Subsidiary is directly engaged in the Telecommunications Business;

   (e) any Permitted Joint Venture Investment;

   (f) any Investment made as a result of the receipt of non-cash consideration (whether or not such non-cash consideration is deemed to be cash for the purposes of such covenant) from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Certain Covenants--Asset Sales;" or

   (g) any Investment in an Enhanced Services Venture.

   "Permitted Junior Securities" means (a) Equity Interests in Hyperion or (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt that are subordinated to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under the Indenture.

   "Permitted Joint Venture" means any Joint Venture in which Hyperion has, directly or indirectly, a 45% or greater Equity Interest.

   "Permitted Joint Venture Investment" means any Joint Venture Investment by Hyperion or a Wholly Owned Subsidiary of Hyperion if, after such Joint Venture Investment such Joint Venture is a Permitted Joint Venture.

   "Permitted Liens" means

   (i) Liens on the property of Hyperion, any Subsidiary or any Permitted Joint Venture securing Obligations under Senior Debt that may be incurred pursuant to clause (i) of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;"

   (ii) Liens on the property of Hyperion, any Subsidiary or any Permitted Joint Venture securing Senior Debt under the 12 1/4% Notes;

   (iii) Liens in favor of Hyperion;

   (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with Hyperion, any Subsidiary or any Permitted Joint Venture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Hyperion;

   (v) Liens on property existing at the time of acquisition thereof by Hyperion, any Subsidiary or any Permitted Joint Venture, provided that such Liens were in existence prior to the contemplation of such acquisition;

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

   (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

   (vii) Liens existing on the date of the Indenture;

   (viii) Liens on property of Subsidiaries and Permitted Joint Ventures securing Obligations under Indebtedness incurred pursuant to the proviso in clause (viii) of the second paragraph of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," but only to the extent that (a) in the case of Subsidiaries and Permitted Joint Ventures that are incurring Indebtedness other than Related Network Debt, such Liens secure only such Indebtedness incurred by such Subsidiary or such Joint Venture; and (b) in the case of Subsidiaries and Joint Ventures that are incurring Related Network Debt, such Liens secure only such Related Network Debt;

   (ix) Liens securing Obligations under the Notes and the Indenture;

   (x) Liens securing Obligations under Vendor Debt pursuant to clause (ii) of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," provided that the principal amount of such Vendor Debt secured by such Lien does not exceed 100% of the purchase price or cost of acquisition, construction or improvement of the Telecommunications Related Assets subject to such Liens;

   (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

   (xii) Liens incurred in the ordinary course of business of Hyperion, any Subsidiary or any Permitted Joint Venture with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, such Subsidiary or such Permitted Joint Venture; and

   (xiii) Liens securing Refinancing Indebtedness, but only if, and to the extent, that such Liens that are incurred in connection with such Refinancing Indebtedness do not encumber any assets or properties (or interests therein) other than those assets or properties (or interests therein) subject to Liens pursuant to the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.


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

   "Principals" means John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of Hyperion's Capital Stock beneficially owned by any of the foregoing have been transferred.

   "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case maybe, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.

   "Qualified Subsidiary" means any Subsidiary in which a Local Partner or Local Partners own at least 5% but less than 50% of the Equity Interests of such Subsidiary; provided that such Subsidiary remains a Subsidiary of Hyperion at all times for purposes under the Indenture.

   "Refinancing Indebtedness" means any Indebtedness of Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) to the extent that the Indebtedness being

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

extended, refinanced, renewed, replaced, defeased or refunded was secured by Liens, any Liens being incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by Hyperion, the Subsidiary or the Permitted Joint Venture who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

   "Related Networks" means any group of Qualified Subsidiaries or Permitted Joint Ventures in which the same Local Partner owns, or the same group of Local Partners own, all the Equity Interests of each such Qualified Subsidiary or Permitted Joint Venture that comprise such Related Network that are not owned by the Company.

   "Related Network Debt" means any Credit Agreement entered into by and among the Qualified Subsidiaries and/or Permitted Joint Ventures that comprise a Related Network.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Joint Venture" means any Joint Venture that is not a Permitted Joint Venture, but only if such Joint Venture: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Hyperion, such Subsidiary or such Permitted Joint Venture than those that might be obtained at the time from Persons who are not Affiliates of Hyperion; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Hyperion, any of its Subsidiaries or any of its Permitted Joint Ventures. If, at any time, a Restricted Joint Venture fails to meet the requirements of a Restricted Joint Venture by becoming a Permitted Joint Venture or otherwise, it shall thereafter cease to be a Restricted Joint Venture for purposes of the Indenture and (i) all of the then outstanding Indebtedness of such entity shall be deemed to be incurred as of the date on which such entity becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of the covenant entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" (and if such Indebtedness is not permitted to be incurred as of such date under such covenant, Hyperion shall be in default of such covenant) and (ii) all of the then outstanding Investments made by such entity since the date of the Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of the covenant entitled "--Certain Covenants--Restricted Payments" (and if such Investments are not permitted to be made as of such date under such covenant, Hyperion shall be in default of such covenant); provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of
(i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of the covenant entitled "-- Certain Covenants--Restricted Payments" shall not be applied to such entity.


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

   "Restricted Joint Venture Investment" means any Joint Venture Investment by a General Partner Subsidiary if, after such Joint Venture Investment, such Joint Venture is a Restricted Joint Venture.

   "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

   "Senior Debt" means (a) all Indebtedness of Hyperion outstanding under the 13% Notes and the 12 1/4% Notes; (b) any other Indebtedness of Hyperion permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by Hyperion; (ii) any Indebtedness of Hyperion to any of its Subsidiaries, Joint Ventures or other Affiliates; (iii) any trade payables; or
(iv) the portion of any Indebtedness that is incurred in violation of the Indenture.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

   "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.

   "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has 80% or more of the voting power of its Capital Stock owned by a Person that has, an equity market capitalization, at the time (i) of its initial Investment in Hyperion or
(ii) it purchases an Equity Interest in a Subsidiary or Joint Venture of Hyperion, as the case may be, in excess of $2.0 billion.

   "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

   "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Hyperion.

   "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

   "Telecommunications Service Market" means a network built by Hyperion to service a market.

   "Vendor Debt" means any purchase money Indebtedness of Hyperion, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture incurred in connection with the acquisition of Telecommunications Related Assets.

   "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or a combination thereof.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

   The following discussion is a summary of certain federal income tax considerations relevant to the exchange of the old notes for the new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code, Treasury Regulations, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the new notes. The following discussion assumes that holders hold the old notes and the new notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code.

   Hyperion has not sought and will not seek any rulings from the IRS with respect to the positions of Hyperion discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the old notes for the new notes or that any such position would not be sustained.

   The tax treatment of a holder may vary depending on his or its particular situation or status. This summary does not address the tax consequences to taxpayers who are subject to special rules such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign entities and individuals, persons holding old notes or new notes as a part of a hedging or conversion transaction or a straddle and holders whose "functional currency" is not the U.S. dollar, or aspects of federal income taxation that may be relevant to a prospective investor based upon such investor's particular tax situation. In addition, the description does not consider the effect of any applicable foreign, state, local or other tax laws.

   You should consult your own tax adviser as to the particular tax consequences to you of exchanging old notes for new notes including the applicability and effect of any state, local or foreign tax laws.

Exchange

   The exchange of the new notes for old notes pursuant to the exchange offer will not constitute a recognition event for federal income tax purposes. Consequently, holders will not recognize gain or loss upon receipt of the new notes. For purposes of determining gain or loss upon the subsequent exchange of new notes, a holder's basis in the new notes will be the same as a holder's basis in the old notes exchanged. Holders will be considered to have held the new notes from the time of their original acquisition of the old notes.

Interest on the New Notes

   A holder of a new note will be required to report as income for federal income tax purposes interest earned on a new note in accordance with the holder's method of tax accounting. A holder of a new note using the accrual method of accounting for tax purposes is, as a general rule, required to include interest in income as such interest accrues. A cash

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

basis holder must include interest in income when cash payments are received by (or made available to) such holder.

Market Discount

   If a holder acquired an old note at a market discount, i.e., at a price less than the stated redemption price at maturity of the old note, the old note is subject to the market discount rules of the Internal Revenue Code unless the market discount is de minimis. Market discount is de minimis if it is less than one quarter of one percent of the principal amount of the old note multiplied by the number of complete years to maturity after the holder acquired the old note. If the holder exchanges an old note that has more than de minimis market discount for a new note, the new note also will be subject to the market discount rules of the Internal Revenue Code. New notes purchased by a subsequent purchaser also will be subject to the market discount rules if the new notes are purchased with more than a de minimis amount of market discount. Notes that have more than de minimis market discount are herein referred to as market discount notes.

   Any gain recognized on the maturity, sale or other disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the market discount note. The amount of market discount treated as having accrued will be determined either:

  . on a ratable basis by multiplying the market discount times a fraction, the numerator of which is the number of days the new note was held by the holder and the denominator of which is the total number of days after the date such holder acquired the new note up to and including the date of its maturity, or

  .  if the holder so elects, on a constant interest rate method.

   A holder may elect to include market discount in income currently over the life of the market discount note. Such an election shall apply to all debt instruments with market discount acquired by the holder on or after the first day of the first taxable year to which the election applies and all subsequent taxable years. This election may not be revoked without the consent of the IRS. Market discount will accrue on a ratable inclusion basis unless the holder elects to accrue market discount on a constant yield to maturity basis. Such an election shall apply only to the market discount note with respect to which it is made and may not be revoked without the consent of the IRS. If an election is made to include market discount in income currently, the basis of the new note in the hands of the holder will be increased by the market discount thereon as it is included in income. A holder who does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to a market discount note in an amount not exceeding the accrued market discount on the market discount note until the maturity or disposition of the market discount note.

Amortizable Bond Premium

   A holder that purchased an old note for an amount in excess of its principal amount may elect to treat such excess as "amortizable bond premium," in which case the amount

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

required to be included in the holder's income each year with respect to interest on the old note will be reduced by the amount of amortizable bond premium allocable (based on the yield to maturity of the old note) to such year. If a holder made an election to amortize bond premium with respect to an old note and exchanges the old note for a new note pursuant to the exchange offer, the election will apply to the new note. A holder who exchanges an old note for which an election has not been made for a new note, and a subsequent purchaser of a new note, may also elect to amortize bond premium if the holder acquired the notes for an amount in excess of its principal amount. Any election to amortize bond premium shall apply to all bonds, other than bonds the interest on which is excludable from gross income, held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder, and is irrevocable without the consent of the IRS.

Disposition of the Notes

   Subject to the market discount rules discussed above, a holder of notes will recognize gain or loss upon the sale, redemption, retirement or other disposition of such securities equal to the difference between:

  . the amount of cash and the fair market value of the property received, except to the extent attributable to the payment of accrued interest, and

  . the holder's adjusted tax basis in the securities. Gain or loss recognized will be capital gain or lossprovided the notes are held as capital assets by the holder, and will be long-term capital gain or loss if the holder has held such securities or is treated as having held such securities for more than one year.

Backup Withholding and Information Reporting

   Holders of notes may be subject to backup withholding at a rate of 31% with respect to interest paid on the notes unless such holder:

  . is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or

  . provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the requirements of the backup withholding rules.

   Hyperion will report to the holders of the notes and the IRS the amount of any "reportable payment" for each calendar year and amount of tax withheld, if any, with respect to payments on the notes.

   You should consult your own tax advisor with respect to the tax consequences to you of the acquisition, ownership, and disposition of the notes, including the applicability and effect of state, local, foreign, and other tax laws.

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                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period of 365 days after the expiration date or until all participating broker-dealers have so resold.

   We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concession from any such broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   We have not entered into any arrangement or understanding with any person to distribute the new notes to be received in the exchange offer, and to the best of our information and belief, each person participating in the exchange offer is acquiring the new notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the new notes to be received in the exchange offer.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, as well as proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices in Chicago, Illinois or New York, New York. You may obtain further information about the operation of the Public Reference Room by calling the SEC at 1-800- SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants like us that file electronically with the SEC.


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   This prospectus is part of a registration statement on Form S-4 filed by us with the SEC under the Securities Act. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits filed with the SEC. You may refer to the registration statement and its exhibits for more information.

   The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. If we subsequently file updating or superseding information in a document that is incorporated by reference into this prospectus, the subsequent information will also become part of this prospectus and will supersede the earlier information.

   We are incorporating by reference the following documents that we have filed with the SEC:

  . our Transition Report on Form 10-K for the nine months ended December 31, 1998. We refer to this Transition Report on Form 10-K in this prospectus as the Form 10-K;

  . our Form 10-Q for the quarter ended March 31, 1999. We refer to this Form 10-Q in this prospectus as the Form 10-Q;

  . our definitive proxy statement dated September 14, 1998, with respect to the Annual Meeting of Stockholders held October 6, 1998;

  . our Form 8-Ks for the events dated February 16, 1999, February 25, 1999 and March 30, 1999; and

  . the description of our Class A common stock contained in our registration statement filed with the SEC under Section 12 of the Securities Exchange Act of 1934 and subsequent amendments and reports filed to update such description.

   We are also incorporating by reference into this prospectus all of our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until this exchange offer has been completed.

   You may obtain a copy of any of our filings that are incorporated by reference, at no cost, by writing to or telephoning us at the following address:

                             Hyperion Telecommunications, Inc.
                             Main at Water Street
                             Coudersport, Pennsylvania 16915
                             Attention: Investor Relations
                             Telephone: (814) 274-9830

   You should rely only on the information provided in this prospectus or incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover of the prospectus. This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of currently outstanding old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the Securities or Blue Sky laws of such jurisdiction.

                                 LEGAL MATTERS

   The validity of the new notes will be passed upon on behalf of Hyperion by Buchanan Ingersoll Professional Corporation, Pittsburgh, Pennsylvania. Attorneys of that firm who are representing Hyperion in the exchange offer own an aggregate of 15,100 shares of Hyperion's Class A common stock.

                                    EXPERTS

   The consolidated financial statements of Hyperion as of March 31, 1998 and December 31, 1998, and for the years ended March 31, 1997 and 1998 and the nine months ended December 31, 1998, all incorporated in this prospectus by reference from Hyperion's Transition Report on Form 10-K for the nine months ended December 31, 1998, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       Hyperion Telecommunications, Inc.

                   New 12% Senior Subordinated Notes Due 2007

                               ----------------

                                   PROSPECTUS

                               ----------------

   We have not authorized any dealer, salesperson or other person to give any information or represent anything contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell nor does it solicit to buy any Notes in any jurisdiction where it is unlawful.
The information in this prospectus is current as of        , 1999.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law provides in general that a corporation may indemnify its directors, officers, employees or agents against expenditures (including judgments, fines, amounts paid in settlement and attorneys' fees) made by them in connection with certain lawsuits to which they may be made parties by reason of their being directors, officers, employees or agents and shall so indemnify such persons against expenses (including attorneys' fees) if they have been successful on the merits or otherwise. The bylaws of Hyperion provide for indemnification of the officers and directors of Hyperion to the full extent permissible under Delaware law.

   Hyperion's Certificate of Incorporation also provides, pursuant to Section 102(b)(7) of the Delaware General Corporation Law, that directors of Hyperion shall not be personally liable to Hyperion or its stockholders for monetary damages for breach of fiduciary duty as a director for acts or omissions, provided that directors shall nonetheless be liable for breaches of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, unlawful distributions to stockholders, or transactions from which a director derived an improper personal benefit.

Item 21. Exhibits and Financial Statement Schedules

   (a) The following is a complete list of Exhibits filed as part of this Registration Statement, which are incorporated herein:

 Exhibit No.                             Description
 -----------                             -----------
  3.1        Certificate of Incorporation of Registrant, together with all amendments thereto. (Incorporated herein by reference is Exhibit
             3.01 to Registrant's Current Report on Form 8-K for the event dated October 9, 1997.)
  3.2        Bylaws of Registrant. (Incorporated herein by reference is Exhibit
             3.2 to Registration Statement No. 333-12619 on Form S-1.)
  4.1        Indenture, dated as of April 15, 1996, between the Registrant and
             Bank of Montreal Trust Company. (Incorporated herein by reference is Exhibit 4.1 to Registration Statement No. 333-06957 on Form S-
             4.)
  4.2        First Supplemental Indenture, dated as of September 11, 1996, between, the Registrant and Bank of Montreal Trust Company.
             (Incorporated herein by reference is Exhibit 4.2 to Statement No.
             333-12619 on Form S-4.)
  4.3        Form of 13% Senior Discount Note. (Incorporated herein reference is Exhibit 4.3 to Registration Statement No. 333-12619 on Form S-
             4.)
  4.4        Form of Class A Common Stock Certificate. (Incorporated herein by reference is Exhibit 4.1 to Registrant's Registration Statement on
             Form 8-A, dated October 23, 1996.)
  4.5        Indenture, dated as of August 27, 1997, with respect to the
             Registrant's 12 1/4% Senior Secured Notes due 2004, between the
             Registrant and the Bank of Montreal Trust Company. (Incorporated
             herein by reference is Exhibit 4.01 to Form 8-K dated August 27,
             1997.) (File No. 0-21605)
  4.6        Form of 12 1/4% Senior Secured Note due 2004 (contained in Exhibit
             4.5).

 Exhibit No.                             Description
 -----------                             -----------
  4.7        Pledge Agreement between the Registrant and the Bank of Montreal
             Trust Company as Collateral Agent, dated as of August 27, 1997.
             (Incorporated herein by reference is Exhibit 4.03 to Form 8-K dated August 27, 1997.) (File No. 0-21605)
  4.8        Pledge, Escrow and Disbursement Agreement, between the Registrant and the Bank of Montreal Trust Company, dated as of August 27,
             1997. (Incorporated herein by reference is Exhibit 4.05 to Form 8-
             K dated August 27, 1997.) (File No. 0-21605)
  4.9        Second Supplemental Indenture, dated as of August 27, 1997, between the Registrant and the Bank of Montreal Trust Company,
             regarding the Registrant's 13% Senior Discount Notes due 2003.
             (Incorporated herein by reference is Exhibit 4.06 to Form 8-K dated August 27, 1997.) (File No. 0-21605)
  4.10       Certificate of Designation for 12 7/8% Series A and Series B
             Senior Exchangeable Redeemable Preferred Stock due 2007.
             (Contained in Exhibit 3.01 to Registrant's Current Report on Form
             8-K for the event dated October 9, 1997 which is incorporated herein by reference.) (File No. 0-21605)
  4.11       Form of Certificate for 12 7/8% Senior Exchangeable Redeemable
             Preferred Stock due 2007. (Incorporated herein by reference is
             Exhibit 4.02 to the Registrant's Current Report on Form 8-K the
             event dated October 9, 1997.) (File No. 0-21605)
  4.12       Form of Indenture, with respect to the Registrant's 12 7/8% Senior
             Subordinated Exchange Debentures due 2007. (Contained as Annex A
             in Exhibit 3.01 to Registrant's Current Report on Form 8-K for the
             event dated October 9, 1997 which is incorporated herein by reference.) (File No. 0-21605)
  4.13       Indenture dated as of March 2, 1999, with respect to Hyperion
             Telecommunications, Inc. 12% Senior Subordinated Notes due 2007,
             between Hyperion and the Bank of Montreal Trust Company
             (Incorporated by reference herein is Exhibit 4.01 to the Current
             Report on Form 8-K for Adelphia Communications Corporation filed on March 10, 1999.) (File No. 0-16014)
  4.14       Form of 12% Senior Subordinated Note due 2007 (Contained in
             Exhibit 4.13).
  4.15       Registration Rights Agreement between Hyperion Telecommunications,
             Inc. and the Initial Purchasers, dated March 2, 1999, regarding
             Hyperion's 12% Senior Subordinated Notes due 2007 (Incorporated by
             reference herein is Exhibit 10.04 from Adelphia Communications
             Corporation's Current Report on Form 8-K filed on March 10, 1999.)
             (File No. 0-16014)
  5.01**     Opinion of Buchanan Ingersoll Professional Corporation.
 12.01**     Computation of Ratio of Earnings to Combined Fixed Charges and
             Preferred Stock Dividends.
 23.01**     Consent of Buchanan Ingersoll Professional Corporation (contained in its opinion filed as Exhibit 5.01 hereto).
 23.02**     Consent of Deloitte & Touche LLP.
 24.01**     Power of Attorney (Appearing on signature page).
 25.01**     Form T-1 Statement of Eligibility of Trustee.
 99.01**     Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Notes.

--------
** Filed herewith

   (b) Financial Statement Schedules

   The following schedules are included in the Registrant's Transition Report on Form 10-K for the nine months ended December 31, 1998 contained herein by reference.

   Schedule II--Valuation and Qualifying Accounts.

Item 22. Undertakings

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

   The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of the Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   The Registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned Registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed part of the Registration Statement as of the time it was declared effective.

       (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

       (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (230.424(b) of this chapter), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   Provided, however, that paragraphs (3)(i) and (3)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coudersport, Commonwealth of Pennsylvania, on the 28th day of May, 1999.

                                          HYPERION TELECOMMUNICATIONS, INC.

                                                   /s/ Daniel R. Milliard
                                          By: _________________________________
                                                     Daniel R. Milliard
                                                         President

                               POWER OF ATTORNEY

   Know All Men By These Presents that each person whose signature appears below constitutes and appoints John J. Rigas, Michael J. Rigas, Timothy J. Rigas, James P. Rigas and Daniel R. Milliard, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ John J. Rigas            Chairman and Director         May 28, 1999
______________________________________
            John J. Rigas

         /s/ Timothy J. Rigas          Vice Chairman, Treasurer,     May 28, 1999
______________________________________  Chief Financial Officer
           Timothy J. Rigas             and Director

         /s/ Michael J. Rigas          Vice Chairman and Director    May 28, 1999
______________________________________
           Michael J. Rigas

          /s/ James P. Rigas           Vice Chairman, Chief          May 28, 1999
______________________________________  Executive Officer and
            James P. Rigas              Director

        /s/ Daniel R. Milliard         Vice Chairman, President,     May 28, 1999
______________________________________  Secretary and Director
          Daniel R. Milliard

                                       Director                      May   , 1999
______________________________________
            Pete J. Metros


              Signature                          Title                   Date
              ---------                          -----                   ----
                                       Director                      May   , 1999
______________________________________
            James L. Gray

                                       Director                      May   , 1999
______________________________________
          Randolph F. Fowler

      /s/ Edward E. Babcock, Jr.       Chief Accounting Officer      May 28, 1999
______________________________________
        Edward E. Babcock, Jr.

                                 Exhibit Index

 Exhibit No.                             Description
 -----------                             -----------
 3.1         Certificate of Incorporation of Registrant, together with all amendments thereto. (Incorporated herein by reference is Exhibit
             3.01 to Registrant's Current Report on Form 8-K for the event dated October 9, 1997.)
 3.2         Bylaws of Registrant. (Incorporated herein by reference is Exhibit
             3.2 to Registration Statement No. 333-12619 on Form S-1.)
 4.1         Indenture, dated as of April 15, 1996, between the Registrant and
             Bank of Montreal Trust Company. (Incorporated herein by reference is Exhibit 4.1 to Registration Statement No. 333-06957 on Form S-
             4.)
 4.2         First Supplemental Indenture, dated as of September 11, 1996, between, the Registrant and Bank of Montreal Trust Company.
             (Incorporated herein by reference is Exhibit 4.2 to Statement No.
             333-12619 on Form S-4.)
 4.3         Form of 13% Senior Discount Note. (Incorporated herein reference is Exhibit 4.3 to Registration Statement No. 333-12619 on Form S-
             4.)
 4.4         Form of Class A Common Stock Certificate. (Incorporated herein by reference is Exhibit 4.1 to Registrant's Registration Statement on
             Form 8-A, dated October 23, 1996.)
 4.5         Indenture, dated as of August 27, 1997, with respect to the
             Registrant's 12 1/4% Senior Secured Notes due 2004, between the
             Registrant and the Bank of Montreal Trust Company. (Incorporated
             herein by reference is Exhibit 4.01 to Form 8-K dated August 27,
             1997.) (File No. 0-21605)
 4.6         Form of 12 1/4% Senior Secured Note due 2004 (contained in Exhibit
             4.5).
 4.7         Pledge Agreement between the Registrant and the Bank of Montreal
             Trust Company as Collateral Agent, dated as of August 27, 1997.
             (Incorporated herein by reference is Exhibit 4.03 to Form 8-K dated August 27, 1997.) (File No. 0-21605)
 4.8         Pledge, Escrow and Disbursement Agreement, between the Registrant and the Bank of Montreal Trust Company, dated as of August 27,
             1997. (Incorporated herein by reference is Exhibit 4.05 to Form 8-
             K dated August 27, 1997.) (File No. 0-21605)
 4.9         Second Supplemental Indenture, dated as of August 27, 1997, between the Registrant and the Bank of Montreal Trust Company,
             regarding the Registrant's 13% Senior Discount Notes due 2003.
             (Incorporated herein by reference is Exhibit 4.06 to Form 8-K dated August 27, 1997.) (File
             No. 0-21605)
 4.10        Certificate of Designation for 12 7/8% Series A and Series B
             Senior Exchangeable Redeemable Preferred Stock due 2007.
             (Contained in Exhibit 3.01 to Registrant's Current Report on Form
             8-K for the event dated October 9, 1997 which is incorporated herein by reference.) (File No. 0-21605)
 4.11        Form of Certificate for 12 7/8% Senior Exchangeable Redeemable
             Preferred Stock due 2007. (Incorporated herein by reference is
             Exhibit 4.02 to the Registrant's Current Report on Form 8-K the
             event dated October 9, 1997.) (File No. 0-21605)
 4.12        Form of Indenture, with respect to the Registrant's 12 7/8% Senior
             Subordinated Exchange Debentures due 2007. (Contained as Annex A
             in Exhibit 3.01 to Registrant's Current Report on Form 8-K for the
             event dated October 9, 1997 which is incorporated herein by reference.) (File No. 0-21605)
 4.13        Indenture dated as of March 2, 1999, with respect to Hyperion
             Telecommunications, Inc. 12% Senior Subordinated Notes due 2007,
             between Hyperion and the Bank of Montreal Trust Company
             (Incorporated by reference herein is Exhibit 4.01 to the Current
             Report on Form 8-K for Adelphia Communications Corporation filed on March 10, 1999.) (File No. 0-16014)

 Exhibit No.                             Description
 -----------                             -----------
 4.14        Form of 12% Senior Subordinated Note due 2007 (Contained in
             Exhibit 4.13).
 4.15        Registration Rights Agreement between Hyperion Telecommunications,
             Inc. and the Initial Purchasers, dated March 2, 1999, regarding
             Hyperion's 12% Senior Subordinated Notes due 2007 (Incorporated by
             reference herein is Exhibit 10.04 from Adelphia Communications
             Corporation's Current Report on Form 8-K filed on March 10, 1999.)
             (File No. 0-16014)
 5.01**      Opinion of Buchanan Ingersoll Professional Corporation.
 12.01**     Computation of Ratio of Earnings to Combined Fixed Charges and
             Preferred Stock Dividends.
 23.01**     Consent of Buchanan Ingersoll Professional Corporation (Contained
             in its opinion filed as Exhibit 5.01 hereto).
 23.02**     Consent of Deloitte & Touche LLP.
 24.01**     Power of Attorney (Appearing on signature page).
 25.01**     Form T-1 Statement of Eligibility of Trustee.
 99.01**     Form of Letter of Transmittal and Notice of Guaranteed Delivery
             for Notes.

--------
** Filed herewith